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                                                                    Exhibit 10.1





                             CONTRIBUTION AGREEMENT


                            DATED AS OF MAY 16, 2002

                                 BY AND BETWEEN

                          ENBRIDGE ENERGY COMPANY, INC.


                                       AND

                         ENBRIDGE ENERGY PARTNERS, L.P.



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                                TABLE OF CONTENTS


ARTICLE 1 CERTAIN DEFINITIONS.....................................................................................1

   1.1      CERTAIN DEFINED TERMS.................................................................................1
   1.2      REFERENCES, GENDER, NUMBER............................................................................2

ARTICLE 2 CONTRIBUTION............................................................................................2

   2.1      CONTRIBUTION..........................................................................................2

ARTICLE 3 CONSIDERATION FOR CONTRIBUTION..........................................................................2

   3.1      CONSIDERATION.........................................................................................2
   3.2      ASSUMPTION OF EECI MIDCOAST DEBT......................................................................2
   3.3      POST-CLOSING ADJUSTMENT...............................................................................2
   3.4      GOODWILL CLOSING ADJUSTMENT...........................................................................5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..........................................................................5

   4.1      REPRESENTATIONS AND WARRANTIES OF EECI................................................................5
   4.2      REPRESENTATIONS AND WARRANTIES OF MLP................................................................22

ARTICLE 5 ACCESS TO INFORMATION..................................................................................24

   5.1      GENERAL ACCESS.......................................................................................24
   5.2      CONFIDENTIAL INFORMATION.............................................................................24

ARTICLE 6 CONVERSION OF THE COMPANY AND RESTRUCTURING ACTIONS....................................................25

   6.1      CONVERSION AND RESTRUCTURING ACTIONS.................................................................25
   6.2      DOCUMENTS............................................................................................25

ARTICLE 7 ASBESTOS AND NORM......................................................................................26


ARTICLE 8 COMPANY JOINDER........................................................................................26

   8.1      JOINDER BY COMPANY...................................................................................26
   8.2      MLP APPROVAL.........................................................................................26

ARTICLE 9 COVENANTS OF EECI AND MLP..............................................................................27

   9.1      CONDUCT OF BUSINESS PENDING CLOSING..................................................................27
   9.2      QUALIFICATIONS ON CONDUCT............................................................................29
   9.3      PUBLIC ANNOUNCEMENTS.................................................................................29
   9.4      ACTIONS AND EFFORTS BY PARTIES.......................................................................30
   9.5      PENDING REGULATORY RATE CASES........................................................................30
   9.6      CASUALTY LOSS........................................................................................30
   9.7      FURTHER ASSURANCES...................................................................................31
   9.8      RECORDS..............................................................................................31
   9.9      MAINTENANCE OF MIDCOAST INDEMNIFICATION PROVISIONS...................................................32
   9.10     COMPANY NAME; LOGOS, ETC.............................................................................32
   9.11     SERVICE AGREEMENTS...................................................................................32
   9.12     HSR FILINGS..........................................................................................32
   9.13     NOTICE OF BASIS FOR INDEMNIFICATION CLAIMS...........................................................32


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   9.14     ROLE OF SPECIAL COMMITTEE............................................................................32
   9.15     KPC COST OF SERVICE..................................................................................33
   9.16     SUBSTITUTE GUARANTIES................................................................................33
   9.17     RIGHTS TO BAMAGAS FIRM CAPACITY PAYMENTS.............................................................33
   9.18     CERTIFIED COPIES OF CERTAIN DOCUMENTS................................................................34
   9.19     MIDCOAST RELATED DEBT................................................................................34
   9.20     INTENTIONALLY DELETED................................................................................34
   9.21     UNCOLLECTED ACCOUNTS RECEIVABLE......................................................................34
   9.22     MIDCOAST RELATED DEBT................................................................................34

ARTICLE 10 TAX MATTERS...........................................................................................34

   10.1     ASSET CONTRIBUTION CHARACTERIZATION FOR FEDERAL INCOME TAX PURPOSES..................................34
   10.2     LIABILITY FOR TAXES..................................................................................34
   10.3     TAX PROCEEDINGS......................................................................................36
   10.4     TAX RETURNS..........................................................................................36
   10.5     TAX ALLOCATION ARRANGEMENTS..........................................................................37
   10.6     COOPERATION AND EXCHANGE OF INFORMATION..............................................................37
   10.7     REMEDIAL ALLOCATION METHOD...........................................................................38
   10.8     SURVIVAL OF OBLIGATIONS..............................................................................38
   10.9     CONFLICT.............................................................................................38
   10.10       GOODWILL..........................................................................................38

ARTICLE 11 CLOSING CONDITIONS....................................................................................38

   11.1     EECI'S CLOSING CONDITIONS............................................................................38
   11.2     MLP'S CLOSING CONDITIONS.............................................................................39

ARTICLE 12 CLOSING...............................................................................................40

   12.1     CLOSING..............................................................................................40
   12.2     EECI'S CLOSING OBLIGATIONS...........................................................................40
   12.3     MLP'S CLOSING OBLIGATIONS............................................................................41
   12.4     PAYMENT OF CASH PAYMENT..............................................................................41

ARTICLE 13 EFFECT OF CLOSING.....................................................................................41

   13.1     SURVIVAL.............................................................................................41

ARTICLE 14 LIMITATIONS...........................................................................................42

   14.1     DISCLAIMER OF WARRANTIES AND REPRESENTATIONS.........................................................42
   14.2     DAMAGES..............................................................................................43
   14.3     ENVIRONMENTAL RELEASE................................................................................44

ARTICLE 15 INDEMNIFICATION.......................................................................................44

   15.1     INDEMNIFICATION BY MLP...............................................................................44
   15.2     INDEMNIFICATION BY EECI..............................................................................45
   15.3     INDEMNIFICATION AND DEFENSE PROCEDURES...............................................................45
   15.4     LIABILITY LIMITATIONS................................................................................48
   15.5     COVENANT REGARDING ACTIONS OF EECI REGARDING ITS ASSETS..............................................49
   15.6     EXCLUSIVE REMEDY.....................................................................................49


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ARTICLE 16 TERMINATION; REMEDIES.................................................................................49

   16.1     TERMINATION..........................................................................................49
   16.2     EXCLUSIVE REMEDY.....................................................................................50

ARTICLE 17 MISCELLANEOUS.........................................................................................50

   17.1     COUNTERPARTS.........................................................................................50
   17.2     GOVERNING LAW........................................................................................50
   17.3     ENTIRE AGREEMENT.....................................................................................51
   17.4     EXPENSES.............................................................................................51
   17.5     NOTICES..............................................................................................51
   17.6     SUCCESSORS AND ASSIGNS...............................................................................52
   17.7     AMENDMENTS AND WAIVERS...............................................................................53
   17.8     APPENDICES, SCHEDULES AND EXHIBITS...................................................................53
   17.9     INTERPRETATION.......................................................................................53
   17.10       ARBITRATION.......................................................................................53
   17.11       AGREEMENT FOR THE PARTIES' BENEFIT ONLY...........................................................55
   17.12       ATTORNEYS' FEES...................................................................................55
   17.13       SEVERABILITY......................................................................................56
   17.14       TIME OF ESSENCE...................................................................................56


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                                   APPENDICES

Appendix A            -    Definitions

                           EXHIBITS

Exhibit 3.3           -    Pro Forma Closing Date Balance Sheet
Exhibit 9.10          -    License Agreement
Exhibit 12.2(a)(i)    -    Assignment of Membership Interests
Exhibit 12.2(a)(ii)   -    Assignment of Partnership Interest
Exhibit 12.2(a)(vi)   -    Assumption Agreement
Exhibit 12.2(c)       -    Affidavit of Non-Foreign Status
SCHEDULES
Schedule 1.1A         -    List of Pipeline Systems
Schedule 3.3(f)       -    KGS Contracts
Schedule 4.1(g)(1)(A) -    Financial Statements
Schedule 4.1(g)(1)(B) -    Pro Forma March 2002 Balance Sheet
Schedule 4.1(g)(2)    -    Liabilities
Schedule 4.1(g)(3)    -    Accounts Receivable Disclosure
Schedule 4.1(h)       -    Conflict
Schedule 4.1(i)       -    EECI's Consents
Schedule 4.1(j)       -    Company's Actions
Schedule 4.1(k)       -    Compliance with Laws
Schedule 4.1(n)       -    Material Contracts
Schedule 4.1(o)       -    Events Subsequent to Report Time
Schedule 4.1(p)       -    Environmental
Schedule 4.1(q)       -    Tax Returns
Schedule 4.1(r)A      -    Company Subsidiaries (Pre-Restructuring Actions)
Schedule 4.1(r)B      -    Company Subsidiaries (Post-Restructuring Actions)
Schedule 4.1(r)C      -    Other Equity Interests and Jointly Owned Persons
Schedule 4.1(s)       -    Non-Compliance with Material Contracts
Schedule 4.1(t)       -    Insurance Policies
Schedule 4.1(v)       -    Personal Property
Schedule 4.1(w)       -    Other Real Property
Schedule 4.1(x)       -    Licenses, Permits
Schedule 4.1(y)       -    Company Benefit Plans
Schedule 4.1(z)       -    Collective Bargaining Agreements
Schedule 4.1(aa)      -    Intellectual Property
Schedule 4.2(e)       -    MLP's Consents
Schedule 6.1A         -    Current Organizational Structure of Company
Schedule 6.1B         -    Company and Company Subsidiaries Structure Following
                              Restructuring Actions
Schedule 9.1          -    Conduct of Business
Schedule 9.11         -    Service Agreements
Schedule 9.16         -    Guaranties
Schedule 10.1         -    Tax Allocations


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                             CONTRIBUTION AGREEMENT

       THIS CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of May 16, 2002, is entered into by and between Enbridge Energy Company, Inc., a Delaware corporation ("EECI"), and Enbridge Energy Partners, L.P., a Delaware limited partnership ("MLP"). Enbridge Midcoast Energy, Inc., a Texas corporation (such entity, before and after the Conversion Step described in the Recitals below, is referred to herein as the "COMPANY"), joins in this Agreement for the purposes set forth in Section 8.1. Capitalized terms used below are defined as set forth in Section 1.1.

                                 R E C I T A L S

       1. Among other things, the Company owns, directly or indirectly through the Company Subsidiaries, certain interstate and intrastate pipelines, gathering systems, gas processing plants and treatment facilities, crude oil pipeline systems, trucks and railcars for transportation of liquid products and other assets relating to the treatment, processing, transmission and transportation of natural gas, crude oil and liquid products in various states, including Texas, Louisiana, Mississippi, Kansas, Tennessee, Alabama, Oklahoma, New York, Arkansas and Missouri.

       2.     The Company is a wholly owned subsidiary of EECI.

       3. After the date of this Agreement but prior to the Closing, EECI will form a single member limited liability company ("HOLDINGS LLC"), and will contribute 0.001% of the Company Shares to Holdings LLC (the "CONTRIBUTION STEP").

       4. Immediately following the Contribution Step and prior to the Closing, the Company will be converted into a Texas limited partnership and its partners will be (i) EECI, as the owner of a 99.999% limited partner interest, and (ii) Holdings LLC, as the owner of a 0.001% general partner interest (the "CONVERSION STEP").

       5. EECI desires to contribute, assign, transfer and convey to MLP, and MLP desires to accept from EECI, as a capital contribution, after the Conversion Step, (i) all the membership interests in and to Holdings LLC and (ii) all the limited partner interests in and to the Company, upon and subject to the terms of this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

       1.1 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the respective terms defined in Appendix A attached hereto and incorporated herein by this reference shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

       1.2 REFERENCES, GENDER, NUMBER. All references in this Agreement to an "Article," "Section," "subsection," "Exhibit" or "Schedule" shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender.

                                    ARTICLE 2
                                  CONTRIBUTION

       2.1 CONTRIBUTION. On and subject to the terms and conditions of this Agreement, EECI agrees to contribute, assign, transfer and convey to MLP, and MLP agrees to accept from EECI, as a capital contribution, (i) the Membership Interests and (ii) EECI's Partnership Interest, in each case following the Conversion Step (collectively, the "OWNERSHIP INTERESTS").

                                    ARTICLE 3
                         CONSIDERATION FOR CONTRIBUTION

       3.1 CONSIDERATION. The parties acknowledge that the consideration to be received by EECI for the transactions contemplated hereby is $929,100,000 (the "TOTAL CONSIDERATION"), which amount consists of the Midcoast Related Debt, the Cash Payment and the GP Contribution Credit. In consideration of the contribution described in Section 2.1, upon Closing, (a) EECI shall (i) receive the Cash Payment (which Cash Payment shall be funded by a lender in connection with new debt incurred directly or indirectly by MLP and for which debt such lender shall have recourse to EECI as the general partner of MLP) and (ii) be deemed to have satisfied EECI's obligations (A) to pay for its acquisition of an additional 1% general partner interest in MLP pursuant to the Reorganization Agreement to the extent the value of such interest exceeds the value of EECI's 1.0101% general partner interest in OLP that is part of the consideration being exchanged for such additional 1% general partner interest and (B) to make an additional capital contribution pursuant to the MLP Partnership Agreement (after giving effect to amendments thereto as a result of the Reorganization Agreement), assuming an issuance by MLP of up to $469,500,000 of additional units, (the sum of such deemed payment and capital contribution is herein referred to as the "GP CONTRIBUTION CREDIT") and (b) MLP shall assume, directly (in accordance with Section 3.2) and indirectly (as a result of the contribution of the Ownership Interests pursuant to Section 2.1), the Midcoast Related Debt. On or before the fifth (5th) day prior to the Closing, EECI shall provide written notice to MLP setting forth the amount of the outstanding Midcoast Related Debt as of the Closing.

       3.2 ASSUMPTION OF EECI MIDCOAST DEBT. Upon Closing, MLP shall assume the EECI Midcoast Debt pursuant to the Assumption Agreement.

       3.3    POST-CLOSING ADJUSTMENT.

              (a) PREPARATION OF THE CLOSING DATE BALANCE SHEET. As soon as practicable after the Closing, and in any event within sixty (60) days following the Closing Date, PricewaterhouseCoopers LLP ("PWC") shall prepare the Closing Date Balance Sheet setting


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forth the combined Capitalization of the Company Group calculated immediately prior to the Effective Time (the "CLOSING DATE CAPITALIZATION"). Such Closing Date Balance Sheet shall be prepared, except as this Agreement provides otherwise, in accordance with GAAP (as in effect as of the date of this Agreement) applied on a basis consistent with that used in, and presented on the same basis as, the Pro Forma Closing Date Balance Sheet attached hereto as
Exhibit 3.3, except that the working capital for the Closing Date Balance Sheet shall be determined in accordance with GAAP (as may be adjusted in connection with Section 3.3(f)).

              (b) REVIEW OF CLOSING DATE BALANCE SHEET. PWC shall submit the Closing Date Balance Sheet, when prepared, to MLP and EECI. Each of MLP and EECI shall have the right, with its representatives and accountants other than PWC, to review the work papers of PWC used in preparing the Closing Date Balance Sheet and shall have reasonable access to the personnel of PWC for purposes of verifying the accuracy and fairness of presentation and compliance with this Agreement of the Closing Date Balance Sheet.

              (c) OBJECTIONS TO CLOSING DATE BALANCE SHEET. If MLP or EECI disagrees with the calculation of the Closing Date Capitalization shown on the Closing Date Balance Sheet, it shall, within 30 days after its receipt of the Closing Date Balance Sheet, deliver a written notice to the other party (a "DISAGREEMENT NOTICE"), setting forth its calculation of the Closing Date Capitalization and specifying, in reasonable detail, those items or amounts in the Closing Date Balance Sheet and/or the Closing Date Capitalization as to which MLP or EECI, as applicable, disagrees and the reasons for such disagreement. Each of MLP and EECI shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Closing Date Capitalization other than those specified in a timely Disagreement Notice. If neither MLP nor EECI delivers a Disagreement Notice to the other party within such 30-day period, MLP and EECI, as applicable, shall be deemed to have accepted the Closing Date Balance Sheet and the Closing Date Capitalization, whereupon the Closing Date Balance Sheet and the Closing Date Capitalization shall become final and binding as to such non-objecting party.

              (d) RESOLUTION OF CLOSING DATE BALANCE SHEET DISPUTES. If a Disagreement Notice is timely delivered pursuant to this Section 3.3, the parties shall use their good faith efforts to reach agreement on the disputed items or amounts in order to determine the adjustment to the Cash Payment. If the parties do not resolve all disputed items or amounts within thirty (30) days after delivery of the Disagreement Notice, then the disputed items and amounts will be submitted for determination to a nationally recognized independent accounting firm mutually selected by MLP and EECI or, if MLP and EECI cannot agree, as recommended by PWC. EECI and MLP may submit to such accounting firm any facts which they deem relevant to the determination. The written report of such accounting firm shall be delivered to EECI and MLP within thirty (30) days after such disputed items and amounts are submitted to such accounting firm for determination. The determination of such accounting firm shall be final and binding upon EECI and MLP for all purposes and shall not be subject to challenge before any court of law or arbitration tribunal. EECI and MLP agree that judgment may be entered upon the determination of such accounting firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of PWC and any other accounting firm (other than an accounting firm retained by either MLP or EECI to review the Closing Date Balance Sheet) shall be borne equally by EECI and MLP, with 50% of the total of


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such fees and expenses included as current liabilities on the Closing Date
Balance Sheet. Any fees and expenses of EECI's and MLP's own independent public accountants incurred in connection with their review of the Closing Date Balance Sheet shall be borne by the party retaining such independent public accountants.

              (e) TOTAL CONSIDERATION ADJUSTMENT. If the Closing Date Capitalization, as finally determined pursuant to this Section 3.3, is less than the Target Capitalization, then EECI will pay to MLP, within two (2) Business Days, by wire transfer of immediately available funds, the amount of such shortfall plus interest from the Closing Date on such shortfall at the Agreed Rate. If the Closing Date Capitalization, as finally determined pursuant to this
Section 3.3, is greater than the Target Capitalization, then MLP will pay to EECI, within two (2) Business Days, by wire transfer of immediately available funds, the amount of such excess plus interest from the Closing Date on such excess at the Agreed Rate. Any payment under this Section 3.3 shall be deemed an adjustment of the Total Consideration. If MLP is required to make payment to EECI pursuant to this Section 3.3(e), then such payment shall be funded by a lender in connection with new debt incurred directly or indirectly by MLP and such lender shall have recourse to EECI as the general partner of MLP for such debt.

              (f) For the purposes of this Section 3.3, "CAPITALIZATION" shall be defined as sum of (x) the combined total assets minus the combined total liabilities of the Company Group, in each case without duplication of amounts plus (y) the Midcoast Related Debt less the EECI Midcoast Debt, adjusted as follows:

                     (1) elimination of the amount of the accounts receivable (less any reserves) (A) attributable to the Bamagas Firm Capacity Payment, to the extent such accounts receivable relate to time periods prior to the Closing, and (B) arising in connection with the Contracts described in Schedule 3.3(f), to the extent such accounts receivable relate to the time period prior to Closing; it being agreed that no other accounts receivable shall be eliminated (whether or not past due);

                     (2)    elimination of the Excluded Assets;

                     (3) elimination of the Liabilities of the Excluded Subsidiaries;

                     (4) without giving effect to any casualty losses occurring from and after the date of this Agreement until Closing or any insurance proceeds received therefor;

                     (5) without giving effect to changes in GAAP between the date of this Agreement and the Closing Date; and

                     (6) the amount of other comprehensive income and related offsetting assets and liabilities shall be the same as in the Pro Forma Closing Date Balance Sheet; and

                     (7) the amount of the deferred income taxes and related offsetting adjustment to retained earnings shall be the same as in the Pro Forma Closing Date Balance Sheet.


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       3.4 GOODWILL CLOSING ADJUSTMENT. Prior to the Closing, EECI shall cause an independent third party to allocate, as of the Closing Date, the Total Consideration among the Assets using the residual method as specified under
Section 1060 of the Code (the "APPRAISAL"). If the value of the Midcoast Goodwill is determined by the Appraisal to be greater than $217,500,000, then on or before the 30th day following the Closing, EECI shall pay to MLP an amount equal to the product of (x) 0.182 multiplied by (y) the difference between (A) $207,500,000 and (B) the actual value of the Midcoast Goodwill determined by the Appraisal. If the value of the Midcoast Goodwill is determined by the Appraisal to be less than $197,500,000, then, on or before the 30th day following the Closing, MLP shall pay EECI an amount equal to the product of (x) 0.182 multiplied by (y) the difference between (A) the actual value of the Midcoast Goodwill determined by the Appraisal and (B) $207,500,000. Any payment under this Section 3.4 shall be deemed an adjustment to the Total Consideration.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

       4.1 REPRESENTATIONS AND WARRANTIES OF EECI. Except as set forth in the Schedules prepared by EECI and attached hereto, EECI represents and warrants to MLP as follows:

              (a) ORGANIZATION AND QUALIFICATION OF EECI. EECI is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware.

              (b) ORGANIZATION AND QUALIFICATION OF THE COMPANY AND COMPANY SUBSIDIARIES. On the date of this Agreement, the Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority under its Organic Documents and the laws of the state of its incorporation to carry on its business as it is now being conducted. Each of the Company Subsidiaries is an Entity duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate, limited liability company or partnership power and authority, as the case may be, under its Organic Documents and the laws of the state of its incorporation or formation to carry on its business as it is now being conducted. The Company and each of the Company Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the Assets owned or leased by it make such qualification necessary, except where the failures to so qualify or to be in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Closing, the Company will be a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas and will have the requisite partnership power and authority under its Organic Documents and the laws of the state of its formation to carry on its business as it is then being conducted. As of the Closing, Holdings LLC will be a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and will have the requisite limited liability company power and authority to carry on its business as it is then being conducted. EECI has made available to MLP true and complete copies of the Organic Documents of each of the Company and each of the Company Subsidiaries existing as of the date of this Agreement.

              (c) AUTHORITY. EECI has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents required to be executed by it and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents required to be executed by EECI and the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite corporate action on the part of EECI. The Company has all requisite corporate (and at Closing will have all requisite partnership) power and authority to execute and deliver this Agreement and the Transaction Documents required to be executed by it and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents required to be executed by the Company and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action (and will be duly and validly authorized by all requisite partnership action) on the part of the Company.

              (d) ENFORCEABILITY. This Agreement has been, and as of the Closing, the Transaction Documents to which EECI or the Company is a party will be, duly executed and delivered by EECI and the Company, as applicable, and, assuming due and valid authorization, execution and delivery hereof and thereof by the other parties thereto, this Agreement constitutes, and as of the Closing, the Transaction Documents will constitute, legal, valid and binding agreements of EECI and the Company, as applicable, enforceable against EECI and the Company, as applicable, in accordance with their respective terms, subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

              (e) OWNERSHIP INTERESTS. (1) Immediately prior to the Closing, EECI will hold of record and own beneficially the Ownership Interests, in each case free and clear of any security interests, liens, options, warrants, purchase rights, adverse claims or other encumbrances (except as created by this Agreement in favor of MLP and restrictions on sales to the public of securities under applicable securities laws). As of the Closing, Holdings LLC will hold of record and own beneficially the Holdings' Partnership Interest, free and clear of any security interests, liens, options, warrants, purchase rights, adverse claims or other encumbrances (except as created by this Agreement in favor of MLP and restrictions on sales to the public of securities under applicable securities laws). Upon the purchase of the Ownership Interests by MLP as contemplated by this Agreement, MLP will obtain good and valid title to all Ownership Interests free and clear of all security interests, liens, options, warrants, purchase rights, adverse claims or other encumbrances (other than those created by MLP and restrictions on sales to the public of securities under applicable securities laws).

              (2) Upon the Closing, MLP will be the sole limited partner of the Company with a 99.999% limited partner interest in the Company represented by EECI's Partnership Interest; such limited partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Company and the Texas Revised Uniform Limited Partnership Act and shall be fully paid (to the extent required under the Partnership Agreement of the Company) and nonassessable (except as such nonassessability may be affected by
Section 6.07 of the Texas Revised Uniform Limited Partnership Act).

              (3) Upon the Closing, Holdings will be the sole general partner of the Company with a 0.001% general partner interest in the Company represented by the Holdings' Partnership Interest; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Company and the Texas Revised Uniform Limited Partnership Act.

              (4) Upon the Closing, MLP will own 100% of the Membership Interests; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Holdings and the Delaware Limited Liability Company Act and are fully paid (to the extent required under the limited liability company agreement of the Company) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act).

              (5) There is not outstanding (i) any convertible or exchangeable security, call, preemptive right, option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require EECI or any of its Affiliates to sell, issue, transfer or otherwise dispose of any equity interest in or other security of the Company or Holdings LLC or (ii) any voting trust, proxy or other agreement or understanding with respect to the voting of any equity interest in or other security of the Company or Holdings LLC.

              (f) COMPANY CAPITALIZATION. The entire authorized capital stock of the Company as of the date of this Agreement consists of 1,000 shares of common stock, par value $1.00 per share (the "COMPANY SHARES"), all of which shares are issued and outstanding as of the date of this Agreement and are owned beneficially and of record by EECI, free and clear of any security interests, liens, options, warrants, purchase rights, adverse claims or other encumbrances (except as created by this Agreement and restrictions on sales to the public of securities under applicable securities laws). All of the Company Shares have been duly authorized and validly issued and are fully paid and nonassessable.

              (g)    COMPANY FINANCIAL MATTERS.

                     (1) COMPANY FINANCIAL STATEMENTS. SCHEDULE 4.1(g)(1)(A) contains true and complete copies of (i) the Unaudited Interim Financials, and
(ii) the Audited Financials (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements present fairly, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for the absence of footnotes with respect to the Unaudited Interim Financials), the consolidated financial condition of the Company, the Company Subsidiaries and the Excluded Subsidiaries as of the dates of the balance sheets included in the Financial Statements and the consolidated results of operations of the Company, the Company Subsidiaries and the Excluded Subsidiaries for such periods. SCHEDULE 4.1(g)(1)(B) sets forth a pro forma unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of March 31, 2002 (the "PRO FORMA MARCH 2002 BALANCE SHEET"). The Pro Forma March 2002 Balance Sheet was prepared in accordance with GAAP applied on a consistent basis for the period covered thereby (except for the absence of footnotes).

                     (2) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.1(g)(2) and the environmental matters set forth in SCHEDULE 4.1(p), to EECI's knowledge, there are no Liabilities relating to or arising out of the operation or conduct of the Company Group's businesses prior to the Closing Date that are of a nature required under GAAP to be disclosed, reflected or reserved against in the Financial Statements or in the notes thereto other than (i) Liabilities disclosed, reflected or reserved against in the Financial Statements, (ii) Liabilities incurred since the Report Time in the ordinary course of business consistent with past practice of the Company Group's businesses, and (iii) Liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                     (3) ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Company Subsidiaries, whether reflected on the Recent Date Balance Sheet or subsequently created, have arisen from bona fide sale or service transactions in the ordinary course of business. Except as disclosed in
SCHEDULE 4.1(g)(3), to the knowledge of EECI, all such accounts receivable are collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Recent Date Balance Sheet or, in the case of subsequently created accounts, in the books and records of any member of the Company Group. Except as disclosed on SCHEDULE 4.1(g)(3), to the knowledge of EECI, each member of the Company Group has title to its accounts receivable, free and clear of any security interest, lien, option, warrant, purchase right or other encumbrance (except as created by this Agreement). Except as set forth in SCHEDULE 4.1(g)(3), since the Report Time to the date of this Agreement, there have not been any write-offs as uncollectible of any accounts receivable of any member of the Company Group.

              (h) NO CONFLICT OR VIOLATION. Except as disclosed on SCHEDULE 4.1(h) and assuming (i) receipt of all consents, approvals, authorizations, waivers, permits, certificates and orders disclosed in SCHEDULE 4.1(i), (ii) compliance with the HSR Act and (iii) that all filings and permits contemplated by or required to be obtained on account of the actions to be taken in accordance with the terms of Article 6 are made, neither the execution and delivery of this Agreement nor the consummation of the transactions (including the Restructuring Actions) and performance of the terms and conditions contemplated hereby by EECI nor the execution, delivery and performance by EECI, the Company or any member of the Company Group of the Transaction Documents nor the performance of the Restructuring Actions by EECI, the Company or any member of the Company Group will (1) conflict with or result in a violation or breach of any provision of the Organic Documents of EECI or any member of the Company Group, (2) with or without due notice or lapse of time or both, conflict with or result in a violation or breach of or a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, indenture or other instrument under which EECI or any member of the Company Group is bound,
(3) violate or conflict with any Law applicable to EECI or any member of the Company Group or the Assets, (4) to the knowledge of EECI, result in any third party having the right to exercise a Preference Right on a change of control under any Material Contract, or (5) result in the creation of any lien, security interest or other encumbrance upon any Asset or any of the Ownership Interests, in each case other than such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (i) CONSENTS. Except for (i) the Post-Closing Consents, (ii) permits, filings or notices, the failure of which to obtain or with which to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) the filings and permits contemplated by or required to be obtained on account of the actions to be taken in accordance with the terms of Article 6 (including the Restructuring Actions), (iv) the requirements of the HSR Act and (v) the consents, permits, filings or notices set forth in SCHEDULE 4.1(i), no consent or permit of, or filing with or notification to, any Person is required (1) for or in connection with the execution and delivery of this Agreement or the other Transaction Documents by EECI or any member of the Company Group, (2) for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or by the other Transaction Documents by EECI, the Company or any member of the Company Group (including the Contribution Step, the Conversion Step and the Restructuring Actions) or (3) to effect the legality, validity, binding effect or enforceability of such transactions.

              (j) ACTIONS. Except as set forth on SCHEDULE 4.1(j) and with respect to Actions relating to Environmental Liabilities for which EECI's sole representation and warranty is set forth in Section 4.1(p), there is no Action pending to which EECI or any member of the Company Group is a party or of which EECI, any member of the Company Group or any of their respective Assets is a subject or, to the knowledge of EECI, threatened against EECI, any member of the Company Group or any of their respective Assets (i) seeking to prevent or delay the Closing or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (k)    COMPLIANCE WITH LAWS.

                     (1) Except as set forth on SCHEDULE 4.1(k), to the knowledge of EECI, each member of the Company Group has complied with all Laws, other than such non-compliance as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                     (2) Except as set forth on SCHEDULE 4.1(k) and except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no member of the Company Group has received any written communication from any Governmental Authority or any third party that alleges that the business of any such member may not be in compliance in any respect with, or may be subject to Liability under, any Law. To EECI's knowledge, there are no investigations or reviews pending or threatened by any Governmental Authority relating to any alleged violations of Law arising out of the operation of the business of any of the members of the Company Group, which violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1(k), there is no outstanding writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Authority specifically against any member of the Company Group or EECI that relates to the business or Assets of any member of the Company Group that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                     (3) Notwithstanding the foregoing, EECI makes no representation or warranty, express or implied, under this Section 4.1(k) relating to (i) any Environmental Law or any Tax Law or (ii) any of the Company or the Company Subsidiaries' title to any Assets or the existence or non-existence of any title defect.

              (l) BROKERAGE FEES AND COMMISSIONS. Except for fees and commissions payable to A.G. Edwards & Sons Inc., neither EECI nor any Affiliate of EECI has, directly or indirectly, incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in connection with this Agreement or in respect of the transactions contemplated by this Agreement for which MLP or any member of the Company Group shall incur any Liability.

              (m) BANKRUPTCY. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or, to the knowledge of EECI, threatened against EECI or any member of the Company Group.

              (n) MATERIAL CONTRACTS. SCHEDULE 4.1(n) and SCHEDULE 9.11 collectively contain a complete and accurate list of all Contracts of one or more of the following categories to which any member of the Company Group is a party or by which it or any of the Assets is bound:

                     (1) each Contract with EECI or any Affiliate of EECI (other than any member of the Company Group) under which EECI or any Affiliate of EECI (other than any member of the Company Group) has been providing or causing to be provided since the Report Time, goods, materials, supplies, facilities or services of any kind to any member of the Company Group;

                     (2) those Contracts, the gross profits attributable to which have, as of the date of this Agreement, constituted in the aggregate at least 80% of the gross profits generated by the Pipeline Systems associated with such Contracts for the twelve-month period prior to the Recent Date Balance Sheet;

                     (3) each Contract existing as of the date of this Agreement, including any indenture, trust agreement, loan agreement, note or other debt security, under which any member of the Company Group has outstanding indebtedness for borrowed money or the deferred purchase price of property or services;

                     (4) each Contract under which any member of the Company Group is or will be obligated by virtue of a prepayment arrangement, a "take-or-pay" arrangement, a production payment or any other arrangement to transport or deliver hydrocarbons at some future time without then or thereafter receiving full payment therefor, or to make payment at some future time for hydrocarbons or the transportation or delivery of hydrocarbons previously purchased or transported;

                     (5) each Contract by any member of the Company Group that includes any Capitalized Lease, any agreement of surety or any Debt Guaranty or, except those Contracts entered into in the ordinary course of business, any Guaranty (other than any Debt Guaranty) or any agreement of indemnification;

                     (6) each Contract that includes any covenant or agreement of any member of the Company Group, which purports to restrict the business activity of any member of the Company Group or limit the freedom of any such Person to compete with any other Person;

                     (7) each joint venture, partnership, investment or other Contract (A) involving a sharing of profits or losses relating to all or any portion of the business of any member of the Company Group or (B) requiring any such Person to invest funds in or make loans to, or purchase any securities of, another Person, venture or other business enterprise;

                     (8) each Contract giving a third party rights to buy any member of the Company Group's assets, stock or other equity interests with a fair market value in excess of $1,000,000 on a change of control or a change in ownership of any member of the Company Group or Holdings LLC;

                     (9) each Contract providing for commissions, fees or royalty or other payments by or to any Person based on sales, purchases or profits, other than direct payments for goods, materials, supplies or services;

                     (10) each licensing or other Contract respecting patents, trademarks, service marks, copyrights or other intellectual property;

                     (11) other than any Derivative Contract entered into in the ordinary course of business, each Contract (including, but not limited to, hedges, options, swaps, caps, collars or any other type of Derivative Contract) to which any member of the Company Group is a party that is designed to protect any party to such Contract against fluctuations in interest rates, currency exchange rates or the prices of commodities and raw materials;

                     (12) each Contract existing as of the date of this Agreement for capital expenditures, including maintenance expenses that should be capitalized in accordance with GAAP, in excess of $1,000,000 and all such Contracts which, in the aggregate, relate to such expenditures in excess of $10,000,000;

                     (13) each Contract relating to or providing for the creation of a security interest in, or the mortgaging of, pledging of or other encumbrance to secure payment of borrowed money or any deferred purchase price of property or services on, any Assets; and

                     (14) other than the New Services Agreement, any management service, consulting or other similar type Contract that commits any member of the Company Group to pay aggregate fees or other compensation of more than $500,000 in any calendar year.

              True copies of all such Material Contracts that are written, have been made available to MLP and the MLP has been advised of the material terms of any oral Material Contracts. Except as would not have, individually or in the aggregate, a Material Adverse Effect, none of the Material Contracts have been amended, modified or supplemented except as set forth in SCHEDULE 4.1(n) or
SCHEDULE 9.11. Except as set forth in SCHEDULE 4.1(n) and as could not reasonably be expected to have a Material Adverse Effect, in the case of each Material Contract, no member of the Company Group (A) has received any prepayment, advance payment or deposit thereunder, (B) except as may be agreed in connection with the KPC Agreed Settlement, (C) has granted a discount from the stated contract price for its sales or services thereunder from and after the Effective Time, or (D) has any refund or repayment obligation thereunder, with respect to any goods or capacity purchased, sold, leased, transported, stored or handled by or on its behalf.

              (o) EVENTS SUBSEQUENT TO REPORT TIME. Except in each case as set forth in SCHEDULE 4.1(o), since the Report Time each member of the Company Group has engaged in business in a manner consistent with its past practices, and there has not been any:

                     (1) destruction, damage to, or casualty loss of any Assets of any member of the Company Group, whether or not covered by insurance, or, to the knowledge of EECI, any occurrence or existence of any circumstance, condition, event or state of facts, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                     (2) incurrence or assumption by any member of the Company Group of any indebtedness for borrowed money or the deferred purchase price for property or services, or of any Guaranty in respect of any thereof, other than the Midcoast Related Debt;

                     (3) material change in accounting policies or practices (including any change in depreciation or amortization policies) by any member of the Company Group as of the date of this Agreement or as may be required by changes in GAAP after the date of this Agreement;

                     (4) sale, lease or other disposition of any Assets of any member of the Company Group, except (A) sales of inventory, natural gas liquids, natural gas or oil in the ordinary course of business, (B) any item of personal property or equipment having a value of less than $100,000 individually or $1,000,000 in the aggregate, or (C) sales of any item of personal property, equipment or fixtures that is surplus or has been taken out of service or replaced in the ordinary course of business and consistent with past practices of the Company Group;

                     (5) merger or consolidation by any member of the Company Group with any other entity or any acquisition by any member of the Company Group of any other entity except as contemplated by Article 6 (including the Restructuring Actions);

                     (6) transaction entered into by any member of the Company Group outside its ordinary course of business, except as contemplated by
Article 6 (including the Restructuring Actions);

                     (7) material change in any Tax policies, methods or elections by any member of the Company Group, except as a result of the Restructuring Actions;

                     (8) (A) share repurchase or redemption, dividend or other distribution in respect of the Company Shares or (B) other transactions between any member of the Company Group and EECI or any Affiliate of EECI (other than any member of the Company Group) that are not consistent with past practices or permitted under Article 6 (including the Restructuring Actions);

                     (9) labor dispute or grievance or work stoppages or threats thereof by or with respect to persons employed by any member of the Company Group or any member of the EECI Group for the benefit of any member of the Company Group that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                     (10) settlement (excluding any KPC Agreed Settlement) entered into or consent made to any order, decree or judgment relating to or arising out of any Action relating to any member of the Company Group that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                     (11) to the knowledge of EECI, claim or filing, or any threatened claim or filing, made by any third party or Governmental Authority challenging the legality, validity or propriety of the pipeline tariff rates charged by any member of the Company Group or any Material Contract;

                     (12) pledge of the Company Shares, the Ownership Interests or the Holdings' Partnership Interest or, except for Permitted Encumbrances, mortgage of any Asset;

                     (13) change in the conduct or manner of the non-financial operations of any member of the Company Group that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, except as contemplated by Article 6 (including the Restructuring Actions);

                     (14) any changes made by any member of the Company Group in the terms of payment by any customers of any member of the Company Group for services that member performs or goods it sells the effect of which is to enable the Company Group to recognize revenues in its statement of operations for any period ending prior to the Effective Time which, but for that change, the Company Group would not so recognize before a period beginning after the Effective Time;

                     (15) any changes in the practices of any member of the Company Group respecting the performance of ordinary maintenance and repairs respecting its Assets or the accrual of its accounts payable the effect of which is to enable the Company Group to accrue current expenses in its statement of operations for any period beginning after the Effective Time which, but for that change, the Company Group would so accrue in a period ending at or prior to the Effective Time;

                     (16) grant or commitment or promise to grant any Preference Right; or

                     (17) except for any KPC Agreed Settlement, waiver of rights, or claims or cancellation, or agreement to cancel any Liability owing to any member of the Company Group that, individually or in the aggregate, are material to the Company considered as a single enterprise.

              (p) ENVIRONMENTAL MATTERS. The sole representations and warranties of EECI with respect to environmental matters (including Environmental Laws, Environmental Conditions, Environmental Liabilities and other matters affecting or relating to the environment) are set forth in this Section 4.1(p). To the extent representations and warranties in other Sections of this Agreement could apply to any such environmental matters, such representations and warranties shall be construed to exclude all such environmental matters and to apply to matters other than such environmental matters. Except as set forth in SCHEDULE 4.1(p) and as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of EECI, (i) the business operations of each of the members of the Company Group are being conducted in compliance with all limitations, restrictions, standards and requirements established under Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere with compliance by any member of the Company Group with Environmental Laws, (ii) no member of the Company Group is required by Environmental Laws to conduct any removal, remediation, or similar corrective action, (iii) there is no obligation, undertaking or Liability arising out of or relating to Environmental Laws that any member of the Company Group has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on any member of the Company Group by any writ, injunction, decree, order or judgment, (iv) there are no Actions pending or threatened against any member of the Company Group that arise out of or relate to Environmental Laws, Environmental Conditions or Environmental Liabilities and (v) there is no existing Environmental Condition for which any member of the Company Group could reasonably be expected to be liable for removal, remediation or similar corrective action under Environmental Laws.

              (q)    TAX MATTERS. Except as set forth in SCHEDULE 4.1(q):

                     (1) All material Tax Returns required to be filed by or with respect to the Company and all members of the Company Group or their income, business, assets (including the Excluded Assets), activities or operations and any affiliated, consolidated, combined, unitary or similar group (a "GROUP") of which the Company or any member of the Company Group or any predecessor thereof is or was a member, have been or will be duly filed on a timely basis. All such Tax Returns are true, correct and complete, and all Taxes owed by the Company, all members of the Company Group, all predecessors thereof and any Group of which the Company or any member of the Company Group or any predecessor thereof is or was a member which are or have become due for all periods ending on or before the date hereof have been timely paid in full; the amounts of Taxes for which provision has been made in the Recent Date Balance Sheet (as adjusted subsequently for operations in the ordinary course of business) will be sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to all members of the Company Group up to and through the periods ending on the dates thereof; there are and, as of the Closing, will be, no encumbrances on any Assets that arose in connection with any failure (or alleged failure) by any member of the Company Group to pay any Tax.

                     (2) The Company and/or the Company Group and their predecessors have, in all material respects (i) withheld amounts from the compensation of employees of the Company Group in compliance with all withholding and similar provisions of the Code and any and all other applicable Laws, (ii) paid, or caused to be withheld and paid all Taxes on amounts paid by the Company Group to independent contractors, creditors and other Persons for which withholding on payments is required by Law, and (iii) complied with all information and backup withholding requirements with respect to such payments.

                     (3) No member of the Company Group, nor any Group of which any member of the Company Group or any predecessor thereof is or was a member, is currently under audit by any Taxing authority and, except as could not reasonably be expected to have a Material Adverse Effect (determined without giving effect to the Conversion Step or the Restructuring Actions), no taxing authority has advised any member of the Company Group that it has assessed or intends to assess any additional Taxes for any Tax period ending on or before the date hereof. There is no dispute or claim concerning any Tax Liability of any member of the Company Group that has been raised by any Governmental Authority in writing as to which EECI or any member of the Company Group has any knowledge.

                     (4) There are no outstanding agreements or waivers by or with respect to any member of the Company Group that extend the statutory period of limitations applicable to any Tax Returns or the payment of, or assessment of, any Tax, or containing any agreements or arrangements with any Taxing authority that may affect Taxes of any member of the Company Group following the Closing.

                     (5) No member of the Company Group is a party to or bound by, or has any obligation under, any Tax sharing, indemnity or allocation agreement or similar agreement or arrangement.

                     (6)    EECI is not a foreign person within the meaning of
Section 1445 of the Code; no member of the Company Group is or owns any interest in any controlled foreign corporation as defined in section 957 of the Code, foreign personal holding company as defined in section 552 of the Code, passive foreign investment company as defined in section 1297 of the Code or other entity the income of which is or could be required to be included in the income of any member of the Company Group.

                     (7) To the knowledge of EECI, the Company was from its date of inception and prior to the conversion to a limited partnership as contemplated by Article 6 hereof properly treated as a corporation pursuant to
Section 7701(a)(3) of the Code and any corresponding provision of state and local law and, following the conversion to a limited partnership as contemplated by Article 6, will be treated as a disregarded entity for federal income tax purposes pursuant to Treas. Reg. 301.7701-3(b) through the Closing Date. No election has been made, to the knowledge of EECI, or prior to Closing will be made, under Treas. Reg. 301.7701-3(c) with respect to the Company.

                     (8) No member of the Company Group is liable (under principles similar to Treas. Reg. 1.1502-6) for any Tax payable by reason of the income or property of any Person other than any member of the Company Group on account of the inclusion of any member of the Company Group in any combined, consolidated, unitary or similar group.

              (r) SUBSIDIARIES. SCHEDULE 4.1(r)A sets forth the Company Subsidiaries as of the date of this Agreement. As of the Closing, the Company Subsidiaries will be as described in SCHEDULE 4.1(r)B. Except as set forth in
SCHEDULE 4.1(r)C, the Company owns, directly or indirectly, 100% of the capital stock or other equity interests of each of the Company Subsidiaries, free and clear of any security interests, liens, options, warrants, purchase rights, adverse claims or other encumbrances (except as created in this Agreement). There is not outstanding (i) any convertible or exchangeable security, call, preemptive right, option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require any of the Company Subsidiaries to sell, issue, transfer, or otherwise dispose of any equity interest or other security or (ii) any voting trust, proxy, or other agreement or understanding with respect to the voting of any equity interest in or other security of any Company Subsidiary. To the knowledge of EECI, the Company does not own an equity interest in any Person (i) other than the Company Subsidiaries, and (ii) prior to the consummation of the Restructuring Actions, the Excluded Subsidiaries.

              (s) COMPLIANCE WITH MATERIAL CONTRACTS. Each Material Contract, in all material respects, is in full force and effect and constitutes a valid and binding contract enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy. Except as set forth in SCHEDULE 4.1(s), no member of the Company Group is in breach or violation of, or default under, any Material Contract, and there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a breach, violation or default by any member of the Company Group, except for such breaches, violations and defaults as to which requisite waivers or consents have been obtained or that, individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect. Except as set forth on
SCHEDULE 4.1(s), to the knowledge of EECI, the parties (other than any member of the Company Group) to any Material Contract are not in breach or violation of or default under such Material Contract, and there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by such parties, except such breaches, violations and defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (t) INSURANCE. Attached hereto as SCHEDULE 4.1(t) is a true and complete list of all insurance policies and contracts of insurance in force on the date hereof with respect to the businesses or Assets of any member of the Company Group, including all such policies and contracts obtained by EECI under the Sulphur River Agreement but excluding all title insurance policies. All such policies and contracts of insurance are in full force and effect, all premiums due thereon have been paid by the Company Group or EECI or its Affiliates, and each member of the Company Group is otherwise in compliance in all material respects with the terms and provisions of its policies. As of the Effective Time, no premium under such policies and contracts of insurance shall be payable for any period ending at or prior to the Effective Time. As of the date of this Agreement, none of the members of the Company Group or EECI or any of its other Affiliates has received notice or other communication from an issuer of any insurance policy or contract of insurance listed on SCHEDULE 4.1(t) of any material increase of any deductibles, retained amounts or premiums payable thereunder.

              (u) PIPELINE SYSTEM TITLE. To the knowledge of EECI, the Company and/or the Company Subsidiaries have Defensible Title in and to the Pipeline System Interests and the Pipeline System Interests on which the Pipeline Systems are located (other than pump stations, storage sites or work sites adjacent to or near such Pipeline Systems) are contiguous, except for such failures to have Defensible Title or to be contiguous that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of EECI, the entirety of the Pipeline Systems is located on or beneath land covered by such Pipeline System Interests, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (v) PERSONAL PROPERTY. Except as set forth in SCHEDULE 4.1(v), to the knowledge of EECI, each item of material personal property (including leased personal property) included in the Assets, including the Pipeline Systems, is in an operable state of repair adequate to maintain normal operations in a manner consistent with the recent practices of the Company and the Company Subsidiaries, and no regularly scheduled maintenance relating to any such item has been deferred, except for defects, failures to maintain and deferrals that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (w) OTHER REAL PROPERTY. To the knowledge of EECI, SCHEDULE 4.1(w) sets forth a complete list of all material real property interests (whether fee interests, leasehold interests or other real property interests) owned by any of the Company or any of the Company Subsidiaries and used or held for use primarily in the operation of the conduct of such Person's business, in each case, other than (i) leases, easements, licenses, rights-of-way or real property use agreements involving annual payments of less than $25,000 each and which are not material to the operations of the Company, and (ii) the Pipeline Systems Interests, and (iii) easements, rights-of-way, surface leases, fee parcels and licenses for compressor stations, pump stations and storage and work sites adjacent to the Pipeline Systems. To the knowledge of EECI, the Company and/or the Company Subsidiaries have Defensible Title with respect to the real property interests described in SCHEDULE 4.1(w) and in Section 4.1(w)(iii) above, except for such failures to have Defensible Title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of EECI, each material fixture and improvement owned or leased by any of the Company or any of the Company Subsidiaries and located on the real property described in SCHEDULE 4.1(w) and in Section 4.1(w)(iii) above is in an operable state of repair adequate to maintain normal operations in a manner consistent with the recent practices of the Company and the Company Subsidiaries and no regularly scheduled maintenance relating to any such fixture or improvement has been deferred, except for defects, failures to maintain and deferrals that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (x) LICENSES; PERMITS. Each member of the Company Group has all licenses, permits and authorizations (other than licenses or permits for the use of land) issued or granted by any Governmental Authority that are necessary for the conduct of its business in accordance with Law, except where the failures to have any such licenses, permits and authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1(x) and except for any exceptions set forth in Section 4.1(i), all such licenses, permits and authorizations are validly held by the appropriate member of the Company Group except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (y)    EMPLOYEE BENEFIT MATTERS.

                     (1) SCHEDULE 4.1(y) contains a complete and correct list of all Company Benefit Plans. With respect to each Company Benefit Plan, as applicable and to the knowledge of EECI: (A) the plan is in substantial compliance with the Code and ERISA, including all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) the appropriate Form 5500 has been timely filed for each year of its existence or a "top-hat" statement was timely filed with the Department of Labor pursuant to Department of Labor Regulation section 2520.104-23; (C) there has been no transaction described in section 406 or section 407 of ERISA or section 4975 of the Code unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; (D) the bonding requirements of section 412 of ERISA have been satisfied; (E) there is no issue pending nor any issue resolved adversely to any member of the Company Group which may subject such member of the Company Group to the payment of a penalty, interest, tax or other amount that, individually or in the aggregate, would be material; (F) all contributions or other amounts payable by any member of the Company Group with respect to the plan, to the extent material, have either been paid or accrued in such member of the Company Group's Financial Statements; and (G) no notice has been given or received by any member of the Company Group of a material increase or proposed increase in the cost of the plan. There are no pending or, to the knowledge of EECI, threatened claims (other than routine claims for benefits), actions, arbitrations, investigations or suits by, on behalf of, against or relating to any Company Benefit Plan or their related trusts (or other funding arrangements), other than actions taken by the Company or an ERISA Affiliate with respect to the pending termination or merger of the same. With respect to each Company Benefit Plan, the Company has made available to MLP true and correct copies of each of the following documents, to the extent applicable to such plan:

                            (A) the Company Benefit Plan and any amendments thereto (or if the Company Benefit Plan is not a written agreement, a description thereof);

                            (B) the most recent annual Form 5500 report filed with the IRS;

                            (C) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

                            (D)    the most recent financial statement; and

                            (E) the most recent determination letter received from the IRS with respect to each Company Benefit Plan that is intended to qualify under section 401 of the Code.

                     (2) No member of the Company Group has (i) any obligation to contribute to or any Liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or section 412 of the Code, or (ii) any obligation to contribute to or any Liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of section 501(c)(9) of the Code.

                     (3) All Company Benefit Plans that are intended to qualify under section

401(a) of the Code have been submitted to and approved as qualifying under section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Closing Date.

                     (4)    No member of the Company Group has any employees.

                     (5) With respect to any ERISA Affiliate (including those not located in the United States), any benefit plans maintained by it for the benefit of its directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdiction of such entity, except where such failure to be in compliance could not, either individually or in the aggregate, have a Material Adverse Effect.

              (z)    LABOR MATTERS.

                     (i) No member of the Company Group is a party to any collective bargaining or similar agreement with respect to any employee of the Company Group;

                     (ii) to EECI's knowledge, each member of the Company Group is in substantial compliance (A) with the collective bargaining agreements identified in SCHEDULE 4.1(z), if any, and (B) with all applicable Laws respecting employment and employment practices, terms and the conditions of employment, wages and hours, occupational safety and health, and are not engaged in any unfair labor or unfair employment practices, except where the failures to so comply, individually or in the aggregate, could not have a Material Adverse Effect;

                     (iii) there is no unfair labor practice charge or complaint against any member of the Company Group pending (with service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), or to the knowledge of EECI threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), before the National Labor Relations Board or any court;

                     (iv) to EECI's knowledge, there is no labor strike, or other material dispute, slowdown or stoppage pending against any member of the Company Group;

                     (v) no union certification or decertification petition has been filed (with service of process having been made on any member of the Company Group), or to the knowledge of EECI threatened (or pending without service of process having been made on a member of the Company Group), and, to EECI's knowledge, no union authorization campaign has been conducted, within the past twenty-four months;

                     (vi) no grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending (with service of process having been made on any member of the Company Group), or to the knowledge of EECI threatened (or pending without service of process having been made on any member of the Company Group), against any member of the Company Group;

                     (vii) there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, sexual harassment, age, marital status, race, national origin, sexual preference, handicap, disability or veteran status) pending (with service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), or to the knowledge of EECI threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), before the Equal Employment Opportunity Commission or federal, state or local agency or court against any member of the Company Group;

                     (viii) there are no charges, investigations, administrative proceedings or formal complaints of overtime or minimum wage violations pending (with service of process having been made, or written notice of investigation or inquiry having been served on any member of the Company Group), or to the knowledge of EECI threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), before the Department of Labor or any other Governmental Authority;

                     (ix) there are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending (with service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), or to the knowledge of EECI pending without service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group before the Occupational Safety and Health Administration or any Governmental Authority against any member of the Company Group; and

                     (x) there is no Action pending (with service of process having been made, or written notice of investigation or inquiry having been served, on any member of the Company Group), or to the knowledge of EECI, threatened, in respect to which any current or former director, officer, employee or agent of any member of the Company Group is or may be entitled to claim indemnification from any member of the Company Group (A) pursuant to their respective charters or bylaws, (B) as provided in any indemnification agreement to which any member of the Company Group is a party or (C) pursuant to applicable Law that has, or would have, a Material Adverse Effect.

              (aa) INTELLECTUAL PROPERTY. Except for intellectual property rights referenced in SCHEDULE 4.1(aa), the members of the Company Group own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the members of the Company Group taken as a whole, except where the failures to own, be licensed or have the right to use could not reasonably be expected to have a Material Adverse Effect. Other than intellectual property rights or claims regarding intellectual property rights referenced in SCHEDULE 4.1(aa), to EECI's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by each member of the Company Group does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any Liability on the part of any member of the Company Group which could reasonably be expected to have a Material Adverse Effect, and (ii) no Person is, in any manner that could reasonably be expected to have a Material Adverse Effect, infringing on any right of any member of the Company Group with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. Other than intellectual property rights or claims regarding intellectual property rights referenced in SCHEDULE 4.1(aa), no Actions are pending or, to EECI's knowledge, threatened that any member of the Company Group is infringing or otherwise adversely affecting the rights of any Person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

              (bb) EXCLUDED ASSETS. None of the assets that is an Excluded Asset is used in the operation of the Company Group's business as currently conducted.

              (cc) SUFFICIENCY OF ASSETS. The assets necessary to conduct the business of the Company and Company Subsidiaries, as such business is conducted on the Closing Date, are, or will be at Closing, included in the Assets, except where the failures to own or lease such Assets could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, this Section 4.1(cc) shall not constitute a representation or warranty with respect to the title of the Company and/or the Company Subsidiaries to any assets used by any such Person in its business.

              (dd) PUBLIC UTILITY HOLDING COMPANY ACT. Neither EECI nor any member of the Company Group is, or will be upon the Closing, a "holding company," a "public utility company" or a "gas utility company," under the Public Utility Holding Company Act of 1935, as amended (the "ACT"). EECI and the members of the Company Group are, and will be upon the Closing, exempt from any obligation, duty or liability imposed on them under the Act solely by reason of being a "subsidiary company" of a "holding company" under the Act. All descriptive terms used herein have the meanings defined in the Act.

              (ee) INVESTMENT COMPANY ACT. No member of the Company Group is, or will be upon the Closing, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and EECI is not required to register under the Investment Company Act of 1940, as amended.

              (ff) HOLDINGS LLC. Except for actions taken in connection with the Restructuring Actions, as of the Closing, Holdings LLC will have conducted no business and, except for the Holdings' Partnership Interest and any Liabilities arising therefrom, will have no assets, Liabilities (other than those arising from the Holdings' Partnership Interest) or properties.

              (gg) ALIENS. All employees of the EECI Group who perform services for members of the Company Group are, to the knowledge of EECI, (i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the IRCA and other applicable federal Laws, are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for that member of the Company

Group in their specific jobs, except where failures to comply with those Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (hh) KGS RECEIVABLES. Except for the Contracts listed on SCHEDULE 3.3(f), there is no Contract between Kansas Gas Service and a member of the Company Group under which Kansas Gas Service is disputing, as of the date of this Agreement, the amounts payable to such member by Kansas Gas Service under the terms of such Contract.

              (ii) SULPHUR RIVER AGREEMENT. Prior to the closing of the transactions under the Sulphur River Agreement, EECI transferred and assigned to Enbridge Pipelines (NE Texas) L.L.C., Enbridge Pipelines (NE Texas Liquids) L.L.C. and Enbridge Gathering (Texarkana) L.L.C. all of EECI's rights under the Sulphur River Agreement.

Notwithstanding anything in Section 4.1 to the contrary, any representation or warranty made by EECI that covers and/or relates to any Pass Through Asset shall be deemed to (i) have been made to the knowledge of EECI (regardless of whether or not such representation or warranty is qualified by knowledge) and (ii) relate only to events occurring or continuing during the Specified Ownership Period.

       4.2 REPRESENTATIONS AND WARRANTIES OF MLP. MLP represents and warrants to EECI as follows:

              (a) ORGANIZATION AND QUALIFICATION. MLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership power under its Organic Documents and the laws of the State of Delaware to carry on its business as it is now being conducted.

              (b) AUTHORITY. MLP has all requisite partnership power and authority to execute and deliver this Agreement and the Transaction Documents required to be executed by it and to perform its obligations under this Agreement and the Transaction Documents. The execution, delivery and performance of this Agreement and the Transaction Documents required to be executed by MLP and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite partnership action on the part of MLP.

              (c) ENFORCEABILITY. This Agreement has been, and as of the Closing, the Transaction Documents to which MLP is a party will be, duly executed and delivered by MLP, and, assuming due and valid authorization, execution and delivery hereof and thereof by the other parties thereto, this Agreement constitutes, and as of the Closing, the Transaction Documents will constitute, legal, valid and binding agreements of MLP enforceable against MLP in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors, (ii) general principles of equity and
(iii) the power of a court to deny enforcement of remedies generally based upon public policy.

              (d) NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by MLP or the execution, delivery and performance by MLP of the Transaction Documents will (i) conflict with or result in a violation or breach of any provision of the Organic Documents of MLP, (ii) with or without due notice or lapse of time or both, conflict with or result in a violation or breach of or a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, indenture or other instrument under which MLP is bound,
(iii) violate or conflict with any Law applicable to MLP, (iv) to the knowledge of MLP, result in any third party having the right to exercise a Preference Right on a change of control of any asset under any Material Contract; or (v) result in the creation of any lien, security interest or other encumbrance upon any Asset or any of the Ownership Interests, in each case (except with respect to clause (i) of this Section 4.2(d)), other than such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or other matters as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on MLP or MLP's ability to perform obligations with respect to the transactions contemplated by this Agreement.

              (e) CONSENTS. Except for the consents, permits, filings or notices expressly described and set forth in SCHEDULE 4.2(e) and requirements of the HSR Act, no consent or permit of, or filing with or notification to, any Person is required (i) for or in connection with the execution and delivery of this Agreement or the other Transaction Documents by MLP, (ii) for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by or by the other Transaction Documents by MLP, or (iii) to effect the legality, validity, binding effect or enforceability of such transactions.

              (f) ACTIONS. There is no Action pending against MLP or, to the knowledge of MLP, threatened against MLP (i) seeking to prevent or delay the Closing or (ii) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on MLP or MLP's ability to perform obligations with respect to the transactions contemplated by this Agreement.

              (g) BROKERAGE FEES AND COMMISSIONS. Neither MLP nor any Affiliate of MLP has, directly or indirectly, incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in connection with this Agreement or in respect of the transactions contemplated by this Agreement for which EECI (except in its capacity as general partner of MLP) or EECI's Affiliates (other than any member of the Company Group) shall incur any Liability. MLP shall be responsible for and pay all fees and commissions payable to A.G. Edwards & Sons, Inc. in connection with the transactions contemplated hereby or any transaction relating to the financing of this transaction.

              (h) NO DISTRIBUTION. MLP is an experienced and knowledgeable investor in the pipeline transportation and gathering, processing and treating of natural gas and other products businesses, MLP is able to bear the economic risks of its acquisition and ownership of the Ownership Interests and the Assets, and MLP is capable of evaluating (and has evaluated) the merits and risks of the Company, the Company Subsidiaries and the Assets and MLP's acquisition and ownership of the Ownership Interests. Prior to entering into this Agreement, MLP was advised by its counsel and such other Persons it has deemed appropriate concerning this Agreement, the Company, the Company Subsidiaries and the Assets. MLP is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Membership Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

              (i) BANKRUPTCY. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar Laws with respect to creditors pending against, being contemplated by, or to the knowledge of MLP, threatened against MLP.

                                    ARTICLE 5
                              ACCESS TO INFORMATION

       5.1 GENERAL ACCESS. Until the Closing Date (or earlier termination of this Agreement):

              (a) BOOKS AND RECORDS. EECI shall cause each member of the Company Group to permit MLP and its representatives to have reasonable access at reasonable times in the Company Group's and EECI's offices, and in a manner so as not to interfere unduly with the business operations of any member of the Company Group or EECI, to the books, records, contracts, title opinions, title files, ownership maps, assignments and documents relating to the Company Group and the Assets. Any information furnished pursuant to this Section 5.1(a) or consultation pursuant to Section 5.1(c) shall occur under circumstances appropriate to maintain intact the attorney-client privilege, if any, as to privileged communications and attorney work product.

              (b) INSPECTION OF PROPERTY, PLANT AND EQUIPMENT. EECI shall cause each member of the Company Group, subject to any required consent of any third Person, to permit MLP and its representatives at reasonable times and at MLP's sole risk, cost and expense, to conduct, in the presence of any member of the Company Group or EECI's representatives, reasonable inspections of the Assets constituting property, plant or equipment. MLP shall repair any damage to the Assets resulting from such inspections and MLP does hereby indemnify and hold harmless, release and agree to defend the EECI Group from and against any and all Liabilities to the extent arising from MLP's inspection of the Assets, INCLUDING ANY LIABILITY BASED UPON THE JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF ANY EECI INDEMNIFIED PERSON.

              (c) EECI AND COMPANY PERSONNEL AND REPRESENTATIVES. MLP and its representatives shall be given the opportunity to ask questions of, and receive answers from, personnel of EECI and the Company Group and the accountants, lawyers and other professionals employed or used by EECI or any member of the Company Group with respect to the Company Group and the Assets and the transactions contemplated hereby; provided, however, that (i) such actions shall not interfere with the ordinary course of the Company Group's businesses or require any personnel to provide any information not relating to EECI's representations and warranties hereunder or the conditions to Closing hereunder and (ii) no answer given in response to any such questions shall constitute a representation, warranty, covenant or agreement of EECI or any member of the Company Group.

       5.2 CONFIDENTIAL INFORMATION. Unless and until the Closing occurs, MLP agrees to maintain all information made available to it pursuant to this Agreement confidential and to cause its Affiliates and their respective directors, officers, employees, agents, representatives, consultants and advisors to maintain all information made available to them pursuant to this Agreement confidential, except (i) as required by Law, administrative process or any standards or rules of any stock exchange to which MLP or any of its Affiliates is subject, (ii) for information which is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this Section 5.2 or (iii) to the extent that MLP must disclose the same in any court or arbitration proceedings brought by it to enforce its rights hereunder.

                                    ARTICLE 6
               CONVERSION OF THE COMPANY AND RESTRUCTURING ACTIONS

       6.1    CONVERSION AND RESTRUCTURING ACTIONS.

              (a) CONTRIBUTION STEP AND CONVERSION STEP. Prior to the Closing, EECI, at EECI's sole cost and expense, shall (i) form Holdings LLC as a single member LLC under the Delaware Limited Liability Company Act, with EECI holding of record and beneficially all Membership Interests, (ii) contribute 0.001% of the Company Shares to Holdings LLC, (iii) cause the Company to be converted in accordance with the Texas Business Corporation Act and the Texas Revised Uniform Limited Partnership Act into a Texas limited partnership, with the conversion of the Company to be accomplished in a manner that (A) results in (1) a 0.001% general partner interest in the Company being held of record and beneficially by Holdings LLC, and (2) a 99.999% limited partner interest in the Company being held of record and beneficially by EECI and (B) causes the Company (after the Conversion Step) to retain or succeed to all properties, assets, Liabilities and obligations of the Company prior to such conversion (other than the Excluded Assets and the Liabilities associated therewith). The foregoing actions shall be taken by EECI in compliance with all Laws. The name of the Company (after the Conversion Step) shall be "Enbridge Midcoast Energy, L.P." or such other name as may be agreed upon by EECI and MLP.

              (b) RESTRUCTURING ACTIONS. As of the date hereof, the current organizational structure of the Company, the Company Subsidiaries and the Excluded Subsidiaries is set forth in SCHEDULE 6.1A. On or before the Closing Date, EECI shall take and cause the Company, the Company Subsidiaries and its other Affiliates to take such actions, including distributions, dividends, mergers, conversions and dissolutions (collectively, the "RESTRUCTURING ACTIONS"), as are necessary in order to cause the structure of the Company and the Company Subsidiaries immediately prior to Closing to be as set forth in
SCHEDULE 6.1B. As part of the Restructuring Actions, EECI shall assign or otherwise transfer, or cause to be assigned or otherwise transferred, all Excluded Assets and the Liabilities associated therewith to EECI or EECI's designee.

       6.2    DOCUMENTS.

              (a) EECI shall use its reasonable efforts to provide to MLP: (a) on or before May 22, 2002, drafts of (i) the Organic Documents of Holdings LLC to be in place after the Contribution Step and (ii) the Organic Documents of the Company to be in place after the Conversion Step and (b) on or before June 7, 2002, drafts of any other document, certificate or instrument to be executed by EECI, MLP, their respective Affiliates or any member of the Company Group in connection with the Restructuring Actions, including, without limitation, the agreement of limited partnership of each of MLP and OLP that reflect proposed amendments thereto to effect the issuance and sale of the i-units by MLP and the 2% general partner interest in MLP. MLP shall provide to EECI any comments it may have to such documents within five (5) Business Days after its receipt of such documents and the parties shall attempt to resolve any differences they may have with respect to such documents as expeditiously as possible.

              (b) EECI will deliver to MLP on or prior to the occurrence of the Conversion Step, true and complete copies of the Organic Documents of the Company as a limited partnership, Holdings LLC and each other member of the Company Group.

                                    ARTICLE 7
                                ASBESTOS AND NORM

       MLP acknowledges that the Sulphur River Assets may currently contain asbestos or asbestos containing materials or naturally occurring radioactive materials ("NORM") and that special procedures may be required for the assessment, remediation, removal, abatement, transportation or disposal of such asbestos, asbestos containing materials and NORM. Notwithstanding anything contained in this Agreement to the contrary, but without limiting EECI's express indemnity obligations hereunder, the Company will indemnify EECI for, and pay or cause one or more other members of the Company Group to pay, all costs, expenses and other Liabilities associated with the assessment, remediation, removal, abatement, transportation and disposal of the asbestos, asbestos containing materials or NORM associated with the Sulphur River Assets and for which EECI is liable or obligated to indemnify Sulphur River Seller under the Sulphur River Agreement. In case any owner of the Sulphur River Assets prior to EECI and Sulphur River Seller is liable for any of such costs, expenses and other Liabilities, the Company will be subordinated to any rights of EECI to seek recovery thereof from that prior owner.

                                    ARTICLE 8
                                 COMPANY JOINDER

       8.1 JOINDER BY COMPANY. For and in consideration of the premises, the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Company joins in and becomes a party to this Agreement for the purposes set forth in this Section 8.1. Effective from and after the Closing, the Company hereby accepts and adopts this Agreement as its own direct contract and agreement with EECI to the extent of the actions and obligations required or stipulated in this Agreement to be performed or complied with by the Company. Nothing in this Section 8.1 limits EECI's obligations under this Agreement.

       8.2 MLP APPROVAL. As the owner and holder of the Ownership Interests following the Closing, MLP expressly approves of and gives its consent to the Company's covenants and agreements in Section 8.1.

                                    ARTICLE 9
                            COVENANTS OF EECI AND MLP

       9.1 CONDUCT OF BUSINESS PENDING CLOSING. Subject to Section 9.2, from the date hereof through the Closing, except as disclosed in SCHEDULE 9.1, or as otherwise consented to or approved by MLP (which consent or approval shall not be unreasonably withheld or delayed), EECI covenants and agrees that:

              (a) CHANGES IN BUSINESS. It will not permit any member of the Company Group to:

                     (1) except as contemplated by Article 6 (including the Restructuring Actions), conduct its business in any manner other than in the ordinary course of business consistent with its past practices;

                     (2) enter into, amend or otherwise modify in any material respect, or assign or terminate prior to the stated term thereof any Material Contract, except (i) for contracts which expire by their terms, (ii) for actions taken by such Person in the ordinary course of its business consistent with its past practices, (iii) as provided in Section 9.11 or (iv) as contemplated by Article 6 (including the Restructuring Actions);

                     (3) except as contemplated by Article 6 (including the Restructuring Actions), declare or pay any dividends, or make any distributions, in respect of, or issue any of, its equity securities or securities convertible into its equity securities, or repurchase, redeem or otherwise acquire any such securities or make or propose to make any other change in its capitalization;

                     (4) except as contemplated by Article 6 (including the Restructuring Actions), merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person;

                     (5) except as contemplated by Article 6 (including the Restructuring Actions), (i) amend its certificate of incorporation or by-laws or similar organizational documents, or (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or other equity interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other equity interests;

                     (6) purchase any securities of any Person, except for investments made in the ordinary course of business and consistent with prior practices and except as contemplated by Article 6 (including the Restructuring Actions);

                     (7) enter into any new or acquire any Derivative Contract, or modify, amend or extend the terms of any existing Derivative Contract other than (in each case) in the ordinary course of business consistent with its past practices;

                     (8) engage in any trading transactions constituting trading operations under GAAP;

                     (9) enter into any Capitalized Lease, any Debt Guaranty or any agreement of surety or, except in the ordinary course of business, any Guaranty (other than any Debt Guaranty) or any agreement of indemnification;

                     (10) other than New Intercompany Debt, incur any indebtedness for borrowed money or the deferred purchase price of property or services;

                     (11) other than pursuant to the requirements of existing Contracts, sell, lease or otherwise dispose of any of the Assets, except (i) Assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices and (ii) any item of personal property, equipment or fixtures which is surplus or not operational or has a value of less than $100,000 individually or $1,000,000 in the aggregate;

                     (12) enter into any Contract for the acquisition of any business or the start-up of any new business;

                     (13)   waive any claims or rights of substantial value;

                     (14) except as contemplated by Article 6 (including the Restructuring Actions), take any action or enter into any Contract with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operations;

                     (15) except with respect to any KPC Agreed Settlement, enter into or agree to any settlement or compromise of any pending or threatened Action, unless the settlement involves the payment of money damages by such Person of not more than $100,000, in the aggregate, and does not impose an injunction or similar equitable relief upon such Person or materially impair any such Person's defense of any other Action then pending or, to the knowledge of EECI, threatened against such Person;

                     (16) except as contemplated by Article 6 (including the Restructuring Actions) (i) change its accounting policies or practices (including any change in depreciation or amortization policies), except as required under GAAP and disclosed in writing to MLP, (ii) make or change an election relating to Taxes, (iii) adopt or change an accounting method related to Taxes, unless required under GAAP and disclosed in writing to MLP, (iv) enter into any closing agreement related to Taxes, (v) settle any claim or assessment to Taxes or (vi) consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                     (17) write-off as uncollectible any accounts receivable of such Person, except for write-offs (A) in the ordinary course of business and consistent with past practices that, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, and (B) that are or will be reflected on the Closing Date Balance Sheet; or

                     (18)   commit to do any of the foregoing actions.

              (b) ENCUMBRANCES. It will not permit any member of the Company Group to create any express lien or security interest on any Assets, except to the extent (i) required or


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

permitted incident to the operation of the Assets and the business of any member of the Company Group pursuant to this Section 9.1, or (ii) required by any Contract existing on the date of this Agreement and set forth on SCHEDULE 9.1.

              (c) OPERATION OF ASSETS. It will cause each member of the Company Group to:

                     (1) cause the Assets that it owns to be maintained and operated in the ordinary course of business in accordance with past practices of such member, maintain insurance now in force and naming such member as a beneficiary and pay or cause to be paid all costs and expenses in connection therewith when due;

                     (2) maintain and keep such member's Contracts in full force and effect, except (i) for Contracts which expire by their terms or which are not needed to operate such Person's business in its ordinary course and (ii) as provided in Section 9.11;

                     (3) use such member's reasonable efforts to maintain its relationships with suppliers, customers and others having material business relations with such member;

                     (4) timely pay when due all Taxes required to be paid (other than Taxes being contested in good faith in the ordinary course of business) and timely file all Tax Returns and all reports required to be filed with any Governmental Authority to the extent such Taxes, returns or reports relate to the Assets or such member's business; and

                     (5) maintain and keep all material licenses, permits and authorizations issued or granted to such member that are necessary or for the conduct of its business, as currently conducted.

              (d) PREFERENCE RIGHTS. No member of the Company Group shall grant or create any Preference Right with respect to the Assets owned by it except (i) in connection with the performance by such Person of an obligation or agreement existing on the date hereof and disclosed in SCHEDULE 9.1, or pursuant to this Agreement or (ii) in connection with the acquisition of Assets after the Report Time if granting or creating such Preference Right is a condition of such acquisition and MLP has consented in writing to the granting of such Preference Right.

       9.2 QUALIFICATIONS ON CONDUCT. Except for any actions prohibited by Sections 9.1(a)(3) through 9.1(a)(17), Sections 9.1(c)(4) or (5), or Section 9.1(d), EECI and each member of the Company Group may take (or not take, as the case may be) any of the actions described in Section 9.1 to the extent reasonably necessary under emergency circumstances (or if required or prohibited, as the case may be, pursuant to Law) and provided MLP is notified as soon thereafter as practicable.

       9.3 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, without the prior written approval of the other parties hereto, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except (i) where such release or statement is deemed in good faith by the releasing party to be required by Law or under the rules and regulations of any public stock exchange on which the shares of such party or any of its Affiliates are listed, (ii) with respect to the press release announcing the execution of this Agreement or (iii) in connection with any public statements relating to the public offering of securities to secure financing for MLP. In each case to which such exception applies, the releasing party will use its reasonable best efforts to provide a copy of such release or statement to the other party prior to releasing or making the same.

       9.4 ACTIONS AND EFFORTS BY PARTIES. Without limiting the respective warranties, representations, covenants and agreements of the parties contained herein, each of the parties agrees to use its reasonable efforts to satisfy the conditions to Closing set forth in Article 11 and to refrain from taking any action within its control which would cause a breach of a representation or warranty set forth herein. Without limiting the respective warranties, representations, covenants and agreements of the parties contained herein, each of the parties agrees to use its reasonable efforts (and to cause its Affiliates to use their reasonable efforts) to refrain from taking any action within its control which would cause a breach of any of its representations and warranties contained in Article 4 or which would prevent it from delivering to the other party the certificate which it is required to deliver pursuant to Section 11.1(b) or 11.2(b), as the case may be. EECI and MLP each agrees to promptly advise each other in writing if such party obtains knowledge of the occurrence of any matter or event that, to its knowledge, could reasonably be expected to result in a breach of any of such party's representations, warranties, covenants or agreements in this Agreement. In connection with the continuing operations of the Company and the Company Subsidiaries between signing of this Agreement and the Closing, EECI and the Company shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives of MLP to report material operational developments and the general status of ongoing operations of the Company and the Company Subsidiaries. EECI and MLP acknowledge that any such consultation shall not constitute (i) a waiver by MLP or EECI of any rights it may have under this Agreement or any Transaction Documents or (ii) any warranty or representation by EECI.

       9.5 PENDING REGULATORY RATE CASES. Prior to the Closing, EECI will not initiate or participate in any settlement discussions, except in consultation with MLP, regarding (i) the remand in Missouri Public Service Commission v. FERC, D.C. Circuit No. 99-1203, decided December 15, 2000, (ii) the rate case filed on August 27, 1999 in FERC Docket No. RP99-485, (iii) all cases pending before the Missouri Public Service Commission, including the Actual Cost Adjustment proceedings in GR-96-450, GR-98-167, GR-99-304, GR-2000-425 and GR-2001-382 or (iv) the litigation pending in Johnson County, Kansas in Case No. 99-C06574 or any appeal or remand of such litigation (the Actions described in clauses (i) through (iv) being "Pending Regulatory Cases") from the date hereof until the Effective Time. EECI promptly on receipt shall provide to MLP copies of any notices, correspondence, orders or other documents in respect of the Pending Regulatory Cases that it receives from any third party or Governmental Authority.

       9.6    CASUALTY LOSS.

              (a) If all or any material portion of the Assets are damaged or destroyed by fire or other casualty before the Closing, either party may, at its option, terminate this Agreement by written notice to the other party prior to Closing. If neither party elects to terminate this

Agreement as aforesaid, the parties shall proceed to close the transactions contemplated hereby, in which event EECI shall assign to MLP, or cause to be assigned, all of the EECI Group's right, title and interest, if any, in any claim under any applicable insurance policies in respect of such casualty. If the total amount of any such insurance proceeds is not sufficient to fully repair and/or replace the damaged facilities to return them to their pre-damage or destruction operating condition and repair, the amount of such shortfall shall, at the option of EECI, either be paid by EECI to MLP or will reduce the amount of Total Consideration by the amount of such shortfall.

              (b) If the casualty loss does not involve all or any material portion of the Assets, then the parties shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and EECI shall, at the election of EECI, either: (i) repair and/or replace the damaged facilities to their pre-damage or destruction operating condition and repair prior to Closing, at its expense; or (ii) (A) pay the deductible due under the insurance policy or policies insuring the same and deliver or assign or cause to be delivered or assigned to MLP, at Closing, any and all of the insurance proceeds received by any member of the EECI Group or the rights of any member of the EECI Group to proceeds attributable to such casualty loss and (B) pay to MLP any other amount required to repair and/or replace the damaged facilities in excess of such insurance proceeds.

              (c) For the purposes of this Section, a "MATERIAL PORTION" means any casualty loss where the uninsured portion of the Company Group's Liability associated therewith is equal to or greater than $20,000,000. For purposes of this Section 9.6(c) only, the term "Liability" shall include indirect and consequential losses (including any losses on account of lost profits or opportunities or business interruption).

       9.7 FURTHER ASSURANCES. EECI and MLP each agrees that from time to time after the Closing Date, each of them will execute and deliver or cause their respective Affiliates (including each member of the Company Group) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including each member of the Company Group, to take) such other action, as may be necessary to carry out the purposes and intents of this Agreement. Nothing in this Section shall cause any representation, warranty, covenant or agreement contained in other Sections or provisions of this Agreement to survive later than the time stipulated for the survival of such representation, warranty, covenant or agreement in Section 13.1.

       9.8 RECORDS. MLP agrees to maintain (or cause each member of the Company Group to maintain) the Company Records until the fifth anniversary of the Closing Date (or for such longer period of time as EECI shall advise MLP in writing is necessary in order to have Company Records available with respect to open years for tax audit purposes), or, if any of the Company Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, MLP shall maintain any of the Company Records designated by EECI until such claim or dispute is finally resolved and the time for all appeals has been exhausted. MLP shall provide (and cause each member of the Company Group to provide) EECI and its representatives reasonable access to and the right to copy the Company Records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (ii) complying with any Law affecting EECI's interest in the Company Shares, the Membership Interests or EECI's

Partnership Interest, Holdings LLC's interest in the Holdings' Partnership Interest or the Company's or the Company Subsidiaries' interest in the Assets prior to the Closing Date, (iii) preparing Tax returns, (iv) responding to or disputing any Tax audit or (v) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Company Group or the Assets. During the period set forth in this Section 9.8, none of MLP, the Company Group or any of their Affiliates shall destroy any Company Records without giving EECI sixty (60) days' advance written notice thereof and the opportunity, at EECI's expense, to obtain such Company Records prior to their destruction.

       9.9 MAINTENANCE OF MIDCOAST INDEMNIFICATION PROVISIONS. In addition to and without limiting the Company's and MLP's respective obligations under Articles 14 and 15, the Company shall perform all the obligations of the "Surviving Corporation," "the Company" and the "Parent" under Section 5.4 of the Midcoast Agreement (as such terms are defined therein). On or prior to the Closing, EECI shall cause Enbridge, Inc. to assign all of its rights, if any, under the Midcoast Agreement to the Company and upon the receipt of such assignment the Company agrees to perform all of Enbridge, Inc.'s obligations, if any, under the Midcoast Agreement.

       9.10 COMPANY NAME; LOGOS, ETC. At Closing, EECI shall execute and deliver, or cause to be executed and delivered, to the Company a license agreement in the form attached hereto as Exhibit 9.10 pursuant to which EECI or an Affiliate of EECI shall grant to each member of the Company Group a license to use the "Enbridge" name and certain "Enbridge" logos on the terms set forth therein.

       9.11 SERVICE AGREEMENTS. The service agreements listed in SCHEDULE 9.11 between a member of the Company Group and EECI or an Affiliate of EECI (other than a member of the Company Group) shall be terminated on or before Closing, and the Company shall, and/or shall cause members of the Company Group, to enter into new services agreements with EECI or an Affiliate of EECI (other than a member of the Company Group) (collectively, "NEW SERVICES AGREEMENT") on the same economic terms as those agreements listed in SCHEDULE 9.11.

       9.12 HSR FILINGS. Within ten (10) Business Days after the date hereof, each party will file or cause its ultimate parent entity (within the meaning of the HSR Act) to file all materials required to be filed by it under the HSR Act and will promptly file any supplemental materials required and will comply in all material respects with the requirements of the HSR Act.

       9.13 NOTICE OF BASIS FOR INDEMNIFICATION CLAIMS. So long as EECI or any of its Affiliates is the general partner of MLP, whenever EECI or any of its Affiliates obtains knowledge that MLP has been damaged and may have a claim relating thereto for indemnification under Article 15, then EECI shall promptly give written notice of that claim, described in reasonable detail, to the Audit, Finance and Risk Committee of MLP.

       9.14 ROLE OF SPECIAL COMMITTEE. With respect to (A) any action, notice, consent, approval or waiver that is required to be taken or given or may be taken or given by MLP prior to Closing pursuant to Sections 3.3, 6.2, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.18, 11.2 or 16.1, (B) any amendment of this Agreement in any of the other Transaction Documents prior to Closing, or (C) approval of the KPC Agreed Settlement prior to Closing, such action, notice, consent, approval or waiver shall be taken or given by the Special Committee of MLP on behalf of MLP. With respect to any notice required to be given or that may be given to MLP prior to the Closing and any consultation to be undertaken with MLP pursuant to
Section 9.4 or 9.5, such notice shall be given to, and such consultation shall be undertaken with, the Special Committee of MLP acting on behalf of MLP. Neither this Agreement nor any of the Transaction Documents may be amended prior to the Closing without the consent of the Special Committee of MLP on behalf of MLP.

       9.15 KPC COST OF SERVICE. On or before each KPC Payment Date, EECI agrees to pay to MLP or its designee an amount equal to the KPC Cost of Service Difference ("KPC SERVICE AMOUNT PAYMENT"). Notwithstanding anything herein to the contrary, if MLP or its Affiliates are permitted by FERC, upon a final non-appealable order in the KPC Rate Case, to impose a surcharge relating to any KPC Service Amount previously collected during the KPC Payment Obligation Period, then the amount of such surcharge actually received by MLP or its designee (or any of MLP's Affiliates) shall be distributed in the following manner:

              (i) first, MLP and EECI shall each receive 50% of the amount of such surcharge until MLP has received an amount equal to the KPC Accumulated Payment Deficiency;

              (ii) second, EECI shall receive 100% of the amount of any remaining surcharge, if any, until the total payments to EECI, including amounts paid under clause (i) above, equal the Cumulative KPC Service Amount Payments; and

              (iii)  third, MLP shall receive any remaining surcharge, if any.

       9.16 SUBSTITUTE GUARANTIES. MLP acknowledges the list of Guaranties set forth in SCHEDULE 9.16 and agrees to use its reasonable efforts prior to the Closing to cooperate with EECI and/or its Affiliates to terminate each such Guaranty (including offering to substitute a Guaranty of the MLP or one of its Affiliates for such Guaranty) and procure from the existing obligee the release of the guarantor that is a party to such Guaranty from any and all liability from and under such Guaranty, which release shall take effect at the Closing. To the extent that EECI and/or its Affiliates are not able to terminate any such Guaranty and obtain any such release prior to the Closing in accordance with clause (ii) of the preceding sentence, MLP agrees (a) to continue to use its reasonable efforts thereafter to effect such a termination and release and (b) to indemnify the EECI Group to the extent of any Liabilities that such guarantor may incur or suffer as a result of being required to perform any obligations under, or to defend against any claim made or threatened to be made in connection with, any such Guaranties from and after the Closing. This indemnification shall be in addition to the indemnification provided pursuant to
Section 15.1.

       9.17 RIGHTS TO BAMAGAS FIRM CAPACITY PAYMENTS. If any payment is made by EECI to MLP in connection with its indemnity obligation under Section 15.2(c), then, contemporaneously with such payment, MLP shall cause Bamagas to assign any and all rights to collect from Calpine and its Affiliates the Bamagas Firm Capacity Payments in respect of which such payment was made or, if such rights are non-assignable, MLP shall cause Bamagas to pursue, at the direction of EECI and at EECI's sole cost and expense, all remedies available at law or in equity against Calpine for such Bamagas Firm Capacity Payments.

       9.18 CERTIFIED COPIES OF CERTAIN DOCUMENTS. As promptly as practicable following (i) any of the Restructuring Actions involving a merger or conversion of any Company Subsidiary or (ii) the Conversion Step, EECI shall provide to MLP copies of the articles and certificates of merger or conversion or similar filings with respect to such actions made with applicable Governmental Authorities, certified by the applicable Governmental Authority.

       9.19 MIDCOAST RELATED DEBT. In connection with the Midcoast Related Debt, on or prior to the Closing, EECI shall obtain from its Affiliates that are the payees under such debt all consents required from such Affiliates thereunder to consummate the transactions contemplated hereby, including the assumption by MLP of the EECI Midcoast Debt.

       9.20   INTENTIONALLY DELETED.

       9.21 UNCOLLECTED ACCOUNTS RECEIVABLE. With respect to any accounts receivable that are eliminated from the computation of Capitalization under
Section 3.3(f), at EECI's request, MLP shall pursue or cause a member of the Company Group to pursue for EECI's benefit, at EECI's direction and sole cost and expense, all remedies available at law or in equity against the payors of such accounts receivable to collect such amounts. MLP shall pay to EECI any amounts received from such payors in payment of any such receivables.

       9.22 MIDCOAST RELATED DEBT. EECI shall not permit the Company Group to incur additional New Intercompany Debt so as to cause the aggregate principal and accrued and unpaid interest under the Midcoast Related Debt that will be outstanding as of Closing to exceed $900,000,000.

                                   ARTICLE 10
                                   TAX MATTERS

       10.1 ASSET CONTRIBUTION CHARACTERIZATION FOR FEDERAL INCOME TAX PURPOSES. The parties intend that the separate existence of the Company apart from EECI shall be disregarded for federal income Tax purposes (and for purposes of any state income Tax for which such treatment is permitted or required) at the time of the Closing and that the contribution of the Ownership Interests shall, for purposes of such Taxes, constitute a contribution to MLP by EECI of the assets owned by the Company at the time of the Closing subject to the provisions of
Section 721 of the Code. Unless required by applicable Tax Law, neither party shall take any action inconsistent with such treatment, including, without limitation, the filing of any election under Treas. Reg. 301.7701-3 for a period that includes the Closing. EECI and MLP will allocate the Total Consideration among the assets of the Company Subsidiaries as set forth on SCHEDULE 10.1.

       10.2   LIABILITY FOR TAXES.

              (a) Except to the extent such Taxes are accrued as a Liability on the Closing Date Balance Sheet, EECI shall be liable for, and shall indemnify and hold MLP, the Company and their Affiliates harmless from, (i) any Taxes caused by or resulting from the Restructuring

Actions, the Conversion Step and the Contribution Step, and any other actions taken in anticipation or pursuance thereof, (ii) any Taxes imposed on or incurred by any member of the Company Group arising out of the inclusion of any member of the Company Group in any Group by reason of Treasury Regulation ss.1.1502-6 or any analogous state, local or foreign law or regulation; (iii) any Taxes imposed on or incurred by any member of the Company Group (or any Group with respect to the taxable items of any member of the Company Group) for any taxable period ending before or including the Closing Date (or the portion, determined as described in paragraph (c) of this Section 10.2, of any such Taxes for any taxable period beginning on or before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date (the "PRE-CLOSING PERIOD")) except for Taxes arising from transactions by any member of the Company Group outside the ordinary course of business after the Closing, (iv) any Taxes resulting from the income, business, property or operations of the Excluded Assets, (v) any Taxes imposed on EECI or a Group that includes EECI with respect to the assets and operations of any member of the Company Group for any period or portion of a period during the Midcoast Ownership Period, (vi) any Taxes arising from any breach by EECI of its representations and warranties contained in Section 4.1(q) or its covenants in
Section 10.1, and (vii) any reasonable attorneys' fees or other reasonable costs incurred by MLP, any member of the Company Group or any Affiliate thereof in connection with any payment from EECI under this Section 10.2(a).

              (b) From and after the Closing, MLP shall be liable for, and shall indemnify and hold EECI and its Affiliates (other than the Company Group) harmless from, (i) any Taxes imposed on or incurred by or with respect to any member of the Company Group for which EECI is not liable under Section 10.2(a),
(ii) any Taxes arising from any breach by MLP of its covenants in Section 10.1, and (iii) any reasonable attorneys' fees or other reasonable costs incurred by EECI or any Affiliate thereof in connection with any payment from MLP under this
Section 10.2(b).

              (c) Whenever it is necessary for purposes of Section 10.2(a) or
Section 10.2(b) to determine the portion of any Taxes imposed on or incurred by any member of the Company Group (or any Group) for a taxable period beginning on or before and ending after the Closing Date which is allocable to the Pre-Closing Period, the determination shall be made, in the case of property, ad valorem or similar Taxes (which are not measured by, or based upon, production) or franchise or capital Taxes (which are not measured by, or based upon, net income), by multiplying such Taxes by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the total number of days in such Tax period, and, in the case of other Taxes, by assuming that the Pre-Closing Period constitutes a separate taxable period of the Company and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning on or before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation in any state jurisdiction that does not follow the federal income tax characterization described in Section 10.1 above, shall be apportioned to the Pre-Closing Period ratably on a per diem basis).

              (d) EECI and MLP will, to the extent permitted by applicable Law, elect with the relevant taxing authorities to (i) apply the characterization of the contribution of the Ownership Interests described in Section 10.1 above, or,
(ii) if such an election is not available, to close all taxable periods of any member of the Company Group as of the close of business on the Closing Date.

              (e) MLP agrees to pay to EECI any refund received after the Closing Date by MLP or its Affiliates, including the Company Group, in respect of any Taxes for which EECI is liable under Section 10.2(a), except to the extent such refund is shown as an asset on the Closing Date Balance Sheet. EECI agrees to pay to MLP any refund received by EECI or its Affiliates (other than any member of the Company Group) in respect of any Taxes for which MLP is liable under Section 10.2(b). The parties shall cooperate in order to take all necessary steps to claim any such refund. Any such refund received by a party or its Affiliate for the account of the other party shall be paid to such other party within thirty (30) days after such refund is received.

       10.3 TAX PROCEEDINGS. In the event MLP, any member of the Company Group or any of their Affiliates receives notice (the "PROCEEDING NOTICE") of any examination, claim, adjustment or other proceeding with respect to the Liability of any member of the Company Group for Taxes for any period for which EECI is or may be liable under Section 10.2(a), MLP shall notify EECI in writing thereof (the "MLP NOTICE") no later than the earlier of (a) thirty (30) days after the receipt by MLP, any member of the Company Group or any of their Affiliates of the Proceeding Notice, or (b) ten (10) days prior to the deadline for responding to the Proceeding Notice as to any such Taxes for which EECI is or may be liable under Section 10.2(a). EECI shall be entitled at its expense to control or settle the contest of such examination, claim adjustment or other proceeding, provided EECI notifies MLP in writing that it desires to do so no later than the earlier of (i) thirty (30) days after receipt of the MLP Notice or (ii) five (5) days prior to the deadline for responding to the Proceeding Notice. EECI may not, without the consent of MLP (which consent MLP may reasonably withhold), agree to any settlement which would result in an increase in the amount of Taxes for which MLP, its partners or any member of the Company Group is or may be liable under Section 10.2(b). The parties shall cooperate with each other and with their respective Affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 10.3.

       10.4   TAX RETURNS.

              (a) EECI shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns) of the EECI Tax Group (as defined herein) for all periods ending on or before the Closing Date, all Tax items of all members of the Company Group which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns. For purposes of this Agreement "EECI TAX GROUP" means the affiliated group of corporations within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, which files a consolidated federal income Tax Return and as to which EECI is the common parent, and, in the case of any combined or unitary Tax Return, the group of corporations filing such Tax Return that includes EECI or its operations.

              (b) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any member of the Company Group that is not described in paragraph (a) above, EECI shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return.

              (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Company Group and their assets and operations, MLP shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax items required to be included therein, shall file timely such Tax Return with the appropriate taxing authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return. MLP shall determine, in accordance with the provisions of Section 10.2(c), the amount of Tax due with respect to the period prior to and including the Closing Date (the "CONTRIBUTOR'S TAX") and shall notify EECI of its determination of the Contributor's Tax. EECI shall pay to MLP an amount equal to the Contributor's Tax not later than five days after the filing of such Tax Return. Any refund attributable to Tax Returns filed pursuant to this Section 10.4(c) shall be apportioned between MLP and EECI in a manner consistent with calculation of the Contributor's Tax.

       10.5 TAX ALLOCATION ARRANGEMENTS. Effective as of the Closing, all Liabilities and obligations between any member of the Company Group, on the one hand, and EECI and any Affiliates thereof (other than any member of the Company Group), on the other hand, under any Tax indemnity, sharing, allocation or similar agreement or arrangement in effect prior to the Closing shall be extinguished in full, and any Liabilities or rights existing under any such agreement or arrangement shall cease to exist and shall no longer be enforceable. EECI and its Affiliates shall execute any documents necessary to effectuate the provisions of this Section 10.5.

       10.6 COOPERATION AND EXCHANGE OF INFORMATION. Each party will provide, or cause to be provided, to the other party copies of all correspondence received from any Governmental Authority by such party or any of its Affiliates in connection with the Liability of any member of the Company Group for Taxes for any period for which such other party is or may be liable under Section 10.2(a) or Section 10.2(b). The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any Tax Return or claim for refund, in determining a Liability or a right of refund or in conducting any audit or other proceeding in respect of Taxes imposed on the parties or their respective Affiliates. The parties and their Affiliates will preserve and retain all Tax Returns, schedules, work papers and all material records or other documents relating to any such Tax Returns, claims, audits or other proceedings until the expiration of the statutory period of limitations (including extensions) of taxable periods to which such documents relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and shall make such documents available to the other party or any Affiliate thereof, and their respective officers, employees and agents, upon reasonable notice and at reasonable times, it being understood that such representatives shall be entitled to make copies of any such books and records relating to any member of the Company Group as they shall deem necessary. Any information obtained pursuant to this Section
10.6 shall be kept confidential,
except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Each party shall provide the cooperation and information required by this
Section 10.6 at its own expense.

       10.7 REMEDIAL ALLOCATION METHOD. EECI shall cause the MLP to elect the remedial allocation method under Treas. Reg.ss.1.704-3(d), if available, with respect to the Assets, except as provided in Section 10.10.

       10.8 SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Article 10 shall be unconditional and absolute and shall remain in effect without limitation as to time.

       10.9 CONFLICT. In the event of a conflict between the provisions of this
Article 10 and any other provisions of this Agreement, the provisions of this
Article 10 shall control.

       10.10 GOODWILL. The parties agree that the Midcoast Goodwill shall not be amortized for tax purposes by the MLP.

                                   ARTICLE 11
                               CLOSING CONDITIONS

       11.1 EECI'S CLOSING CONDITIONS. The obligation of EECI to proceed with the Closing contemplated hereby is subject, at the option of EECI, to the satisfaction or waiver by EECI, on or prior to the Closing Date, of the following conditions:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The (i) representations and warranties of MLP contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or a Material Adverse Effect) on and as of the Closing Date as though made as of the Closing Date, and (ii) covenants and agreements of MLP to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

              (b) OFFICER'S CERTIFICATE. EECI shall have received a certificate dated as of the Closing Date, executed on behalf of MLP by a duly authorized officer of MLP, to the effect that the conditions set forth in subsection (a) of this Section 11.1 have been satisfied.

              (c) TRANSACTION DOCUMENTS. MLP shall have delivered (or cause to be delivered) at Closing, all Transaction Documents that MLP is required to execute and/or deliver to EECI pursuant to Section 12.3.

              (d) NO ACTION. On the Closing Date, no Action (excluding any such matter initiated by EECI or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from EECI or any Affiliate of EECI resulting therefrom.

              (e) NO EXISTING ORDER. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

              (f) CONSENTS. All consents, licenses and approvals from all third parties or Governmental Authorities (other than Post-Closing Consents and such consents, licenses and approvals the failure of which to obtain or with which to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) necessary or appropriate for EECI to consummate the transactions contemplated by this Agreement shall have been received. Any applicable waiting period under the HSR Act relating to the transaction as contemplated hereby shall have expired or been terminated.

              (g) SUBSTITUTE GUARANTIES. To the extent obtained, MLP shall have provided evidence satisfactory to EECI and its Affiliates of the releases and substitute Guaranties required by Section 9.16 of this Agreement.

       11.2 MLP'S CLOSING CONDITIONS. The obligation of MLP to proceed with the Closing contemplated hereby is subject, at the option of MLP, to the satisfaction, or waiver by MLP, on or prior to the Closing Date, of the following conditions:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The (i) representations and warranties of EECI contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or a Material Adverse Effect) on and as of the Closing Date as though made as of the Closing Date, and (ii) covenants and agreements of EECI to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

              (b) OFFICER'S CERTIFICATE. MLP shall have received a certificate dated as of the Closing Date, executed on behalf of EECI by a duly authorized officer of EECI, to the effect that the conditions set forth in subsections (a) and (g) of this Section 11.2 have been satisfied.

              (c) TRANSACTION DOCUMENTS. EECI shall have delivered (or cause to be delivered) at the Closing, all Transaction Documents that EECI or the Company is required to deliver to MLP pursuant to Section 12.2.

              (d) NO ACTION. On the Closing Date, no Action (excluding any such matter initiated by MLP or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from MLP or any Affiliate of MLP resulting therefrom.

              (e) FINANCING. MLP shall have obtained (on terms satisfactory to it) the third-person financing required to satisfy its obligations under Article III.

              (f) NO EXISTING ORDER. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

              (g) NO INTERIM MATERIAL ADVERSE CHANGE. Except for changes resulting on account of the KPC Rate Case, there shall have been no Interim Material Adverse Effect since the Report Time.

              (h) FAIRNESS OF TRANSACTION. The Special Committee of the Board of Directors of EECI shall not have withdrawn or qualified its approval of this Agreement and the transactions contemplated hereby.

              (i) CONTRIBUTION AND CONVERSION STEPS AND RESTRUCTURING ACTIONS. The Contribution Step and the Conversion Step as contemplated by Section 6.1 hereof shall have occurred, and MLP shall have been satisfied with the Restructuring Actions and such Restructuring Actions shall have occurred.

              (j) CONSENTS. All consents, licenses and approvals from all third parties or Governmental Authorities (other than Post-Closing Consents and such consents, licenses and approvals the failure of which to obtain or with which to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) necessary or appropriate for MLP to consummate the transactions contemplated by this Agreement and conduct the businesses of the Company Group immediately following Closing shall have been received. Any applicable waiting period under the HSR Act relating to the transaction as contemplated hereby shall have expired or been terminated.

                                   ARTICLE 12
                                     CLOSING

       12.1 CLOSING. The Closing shall be held on the Closing Date at 10:00 a.m., local time, at the office of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas, or at such other time or place as EECI and MLP may otherwise agree in writing.

       12.2 EECI'S CLOSING OBLIGATIONS. At Closing, EECI and its Affiliates, as applicable, shall execute and deliver, or cause to be executed and delivered, to MLP the following:

              (a) (i) the Assignment of the Membership Interest, (ii) the Assignment of Partnership Interest, (iii) a certified copy, dated as of a recent date, of the certificate of conversion of the Company from the Secretary of the State of Texas, (iv) a certified copy, dated as of a recent date, of the certificate of formation of Holdings LLC from the Secretary of the State of Delaware, (v) a certificate of good standing for Holdings LLC certified as of a recent date by the Secretary of the State of Delaware, and (vi) the Assumption Agreement;

              (b) the officer's certificate of EECI referred to in Section 11.2(b), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Agreement as may be necessary to make the statements contained therein true and correct;

              (c) a non-foreign affidavit, as such affidavit is referred to in
Section 1445(b)(2) of the Code, in the form attached hereto as EXHIBIT 12.2(c7), dated as of the Closing Date;

              (d) a copy, certified as of the Closing Date, by EECI's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of EECI authorizing the transactions contemplated by this Agreement;

              (e) the New Service Agreement executed at or prior to the Closing Date by an officer of the Company; and

              (f) any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by EECI or the Company to MLP at the Closing.

       12.3 MLP'S CLOSING OBLIGATIONS. At Closing, MLP and its Affiliates, as applicable, shall (i) deliver, or cause to be delivered, the Cash Payment to EECI in immediately available funds to the bank account specified by EECI to MLP on or prior to the Closing Date and (ii) execute and deliver, or cause to be executed and delivered, to EECI the following:

              (a) the officer's certificate of MLP referred to in Section 11.1(b), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Agreement as may be necessary to make the statements contained therein true and correct;

              (b) a copy, certified as of the Closing Date, by MLP's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of EECI authorizing the transactions contemplated by this Agreement; and

              (c) any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by MLP to EECI at the Closing, including the Assumption Agreement.

       12.4 PAYMENT OF CASH PAYMENT. At Closing, MLP shall cause the Cash Payment to be paid to EECI.

                                   ARTICLE 13
                                EFFECT OF CLOSING

       13.1 SURVIVAL. (a) The representations, warranties, covenants and agreements of the parties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations, warranties, covenants and agreements will survive the Closing and the Effective Time until the day that is two years from the Effective Time, whereupon they will terminate and expire, except as follows:

                  (1)      the representations and warranties of EECI:

                            (A) under Sections 4.1(q), 4.1(y) and 4.1(gg), shall
                     survive until the 90th day after the expiration of the applicable statues of limitations (including all periods of extension and tolling); and

                            (B) under Sections 4.1(e) and 4.1(r), shall survive
                     until the day that is four years from the Effective Time;

                     (2)    the covenants and agreements of EECI:

                            (A) under Sections 9.6, 9.7, 9.13 and 9.15 and
                     Articles 10, 13, 14, 15 (other than Section 15.2(c) and
                     Section 15.2(d)) and 17 shall survive indefinitely or for such shorter period as may be stipulated in such provisions;

                            (B) under Section 15.2(c) shall survive until
                     Calpine has paid the Bamagas Firm Capacity Payment for a three-month period (whether or not such three-month period occurs prior to or after the Closing) without any written communication asserting that such payment is subject to refund to Calpine because of the Calpine Dispute; and

                            (C) under Section 15.2(d) shall survive until the
                     day that is four years from the Effective Time;

                     (3) the covenants and agreements of MLP and/or the Company, as the case may be, under Sections 8.1, 9.7, 9.8, 9.9, 9.15, 9.16,
              9.17 and 9.21 and Articles 7, 10, 13, 14, 15 and 17 shall survive indefinitely or for such shorter period as may be stipulated in such provisions;

provided, however, that the applicable time period specified above in the case of any representation, warranty, covenant or agreement of EECI will be computed excluding from that computation any time during which EECI is in violation of
Section 9.13 with respect to any indemnification claim arising out of the breach of such representation, warranty, covenant or agreement.

                     (b) After a representation, warranty, covenant or agreement has expired under Section 13.1(a), no damage claim will or may be made or prosecuted, through an Action or otherwise, by any Person who would have been entitled to damages hereunder on the basis of that representation, warranty, covenant or agreement prior to its termination and expiration, provided that no damage claim based on a representation, warranty, covenant or agreement hereunder written notice of which damage claim is presented prior to the termination and expiration of that representation, warranty, covenant or agreement to the Person or Persons from which damages are then being or thereafter may be sought on the basis of that representation, warranty, covenant or agreement will be affected in any way by that termination and expiration.

                                   ARTICLE 14
                                   LIMITATIONS

       14.1 DISCLAIMER OF WARRANTIES AND REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF

THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT EECI IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE AND WITHOUT LIMITING THE EXPRESS REPRESENTATIONS AND WARRANTIES OF EECI CONTAINED IN THIS AGREEMENT, EECI HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON OR CIVIL LAW, BY STATUTE OR OTHERWISE, RELATING OR WITH RESPECT TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (B) ANY INFRINGEMENT BY EECI, ANY OF ITS AFFILIATES OR ANY OF THE COMPANY GROUP OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, (C) ANY ENVIRONMENTAL MATTERS (INCLUDING ANY ENVIRONMENTAL CONDITION), (D) THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, DATA AND INTERPRETATIONS NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO MLP IN CONNECTION WITH THIS AGREEMENT BY EECI, ANY AFFILIATE OF EECI, ANY OF COMPANY GROUP OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, INVESTMENT BANKER, COUNSEL, CONSULTANT OR ADVISOR OF SUCH PERSONS, AND (E) THE COMPANY'S OR ANY OF THE COMPANY SUBSIDIARIES' TITLE TO ANY OF THE ASSETS.

       14.2 DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EECI AND MLP AGREE THAT THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES OR OTHER LIABILITIES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES AND/OR LIABILITIES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER. For purposes of the foregoing, actual damages may however, include indirect consequential, special, exemplary or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a Person that is not an Indemnified Person or an Affiliate of any Indemnified Person and (ii) such damages are recovered against an Indemnified Person by a Person that is not an Indemnified Person or an Affiliate of any Indemnified Person. This Section
14.2 shall operate only to limit a party's liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 13.1.

       14.3 ENVIRONMENTAL RELEASE. From and after Closing but subject to EECI's indemnity obligations under Section 15.2 as long as such indemnity survives with respect to any Environmental Liability, the MLP Indemnified Persons shall have no rights to recovery or indemnification for Environmental Liabilities or any environmental matters under this Agreement or Law (including any Environmental
Law), and all rights or remedies which any MLP Indemnified Person may have at or under Law (including any Environmental Law) with respect to any Environmental Liabilities or environmental matters are expressly waived. FROM AND AFTER CLOSING, BUT WITHOUT LIMITING OR RELEASING EECI'S INDEMNITY OBLIGATIONS UNDER
SECTION 15.2, MLP AND ALL MLP INDEMNIFIED PERSONS DO HEREBY AGREE, WARRANT AND COVENANT TO RELEASE, ACQUIT AND FOREVER DISCHARGE EECI AND ALL EECI INDEMNIFIED PERSONS FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY UNDER STATUTE, COMMON OR CIVIL LAW, WHICH COULD BE ASSERTED NOW OR IN THE FUTURE AND THAT RELATE TO OR IN ANY WAY ARISE OUT OF ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS. FROM AND AFTER CLOSING AND EXCEPT FOR THE RIGHTS AND REMEDIES IN CONNECTION WITH EECI'S INDEMNITY OBLIGATIONS UNDER SECTION 15.2, MLP, EACH OF THE COMPANY GROUP AND ALL OTHER MLP INDEMNIFIED PERSONS WARRANT, AGREE AND COVENANT NOT TO SUE OR INSTITUTE ARBITRATION AGAINST EECI OR ANY EECI INDEMNIFIED PERSON UPON ANY CLAIM, DEMAND OR CAUSE OF ACTION FOR INDEMNITY AND CONTRIBUTION THAT HAVE BEEN ASSERTED OR COULD BE ASSERTED FOR ANY ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS.

                                   ARTICLE 15
                                 INDEMNIFICATION

       15.1 INDEMNIFICATION BY MLP. From and after the Closing, the Company shall pay, perform, fulfill and discharge all Company Liabilities. Subject to the limitations of Section 13.1 and Article 14, effective as of the Closing, MLP (and the Company with respect to all Company Liabilities under clause (a) of this Section 15.1) hereby indemnifies and holds harmless EECI, EECI's Affiliates (other than any member of the Company Group), each of their respective past, present and future directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "EECI INDEMNIFIED PERSONS") from and against
(a) any and all Company Liabilities incurred by or asserted against any of the EECI Indemnified Persons, INCLUDING ANY COMPANY LIABILITY BASED ON THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE EECI INDEMNIFIED PERSON OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY and (b) any Liability resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of MLP which is expressly set forth in this Agreement.

       15.2 INDEMNIFICATION BY EECI. Subject to the provisions of Section 15.4 and the limitations of Section 13.1 and Article 14, effective as of the Closing, EECI hereby indemnifies and holds harmless MLP, each member of the Company Group, each of their respective present and future directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "MLP INDEMNIFIED PERSONS") from and against (a) any Liability resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of EECI which is expressly set forth in this Agreement, (b) any and all Excluded Liabilities, (c) the failure of Calpine to pay any Bamagas Firm Capacity Payments because of the Calpine Dispute, except with respect to any Bamagas Firm Capacity Payment for which the accounts receivable thereto was eliminated in computing the Capitalization under Section 3.3(f) and (d) any breach by Bamagas under the Bamagas Contracts that arises on account of the contribution of the Company (and, indirectly, the Company Subsidiaries) to MLP or the Restructuring Actions.

         For purposes of this Section 15.2, whether EECI has breached any of its representations and warranties herein shall be determined without giving effect to any qualification as to materiality, Material Adverse Effect, or concepts of similar import.

       15.3 INDEMNIFICATION AND DEFENSE PROCEDURES. A Person that is entitled to be indemnified under Section 5.1, 15.1 and/or 15.2 is herein referred to as an "INDEMNIFIED PERSON" and the party that is obligated to indemnify an Indemnified Person under Section 5.1 or 15.2 is herein referred to as the "INDEMNIFYING PARTY" with respect to the matter for which it is obligated to indemnify such Indemnified Person. All claims for indemnification under Sections 15.1 and 15.2 shall be asserted and resolved as follows:

              (a) If a third party claim for which an Indemnified Person is entitled to indemnity under Sections 5.1(b), 15.1 and/or 15.2 (an "INDEMNIFIED CLAIM") is made against an Indemnified Person, and if MLP or EECI intends to seek indemnity with respect thereto by or from an Indemnifying Party pursuant to Sections 5.1(b), 15.1 and/or 15.2, then the party electing to seek indemnity on behalf of such indemnified Person shall promptly transmit to the Indemnifying Party a written notice ("CLAIM NOTICE") (i) notifying such Indemnifying Party of such Indemnified Claim and request indemnity on behalf of such Indemnified Person with respect to such Indemnified Claim under Sections 5.1(b), 15.1 and/or 15.2, as the case may be, (ii) setting forth the full name, address for all notices and the authorized representatives of such Indemnified Person with respect to such Indemnified Claim, and (iii) describing in reasonable detail the nature of the Indemnified Claim, including a copy of all papers served with respect to such Indemnified Claim (if any) and the basis of such request for indemnification under Sections 5.1(b), 15.1 and/or 15.2, as the case may be. Failure to provide such Claim Notice promptly shall not affect the right of the Indemnified Person to indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby; provided that, the Indemnifying Party shall not be obligated to defend, indemnify or otherwise hold harmless an Indemnified Person with respect to a third party claim until a Claim Notice meeting the foregoing requirements is furnished to the Indemnifying Party by the party seeking indemnity hereunder. Within thirty (30) days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the party who sent the Claim Notice (A) whether the Indemnifying Party disputes its potential liability to indemnify the Indemnified Person under Sections 5.1(b),
15.1 and/or 15.2, as the case may be, with respect to such third party claim and
(B) whether the Indemnifying

Party desires to defend the Indemnified Person against such third party claim; provided that, if the Indemnifying Party fails to so notify the Indemnified Person during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability and not to defend against such third party claim. The aforesaid election or deemed election by the Indemnifying Party not to assume the defense of the Indemnified Person with respect to such Indemnified Claim, however, shall be subject to the right of the Indemnifying Party to subsequently assume the defense of the Indemnified Person with respect to such Indemnified Claim at any time prior to settlement or final determination thereof.

              (b) If the Indemnifying Party notifies the party who sent the Claim Notice within the Election Period that the Indemnifying Party (i) does not dispute its liability to indemnify the Indemnified Person under Sections 5.1(b),
15.1 and/or 15.2, as the case may be (or reserves the right to dispute whether such claim is an Indemnified Claim under Section 15.1 and/or 15.2) and (ii) elects to assume the defense of such Indemnified Person with respect to such third party claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such third party claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 15.3(b). If an Indemnifying Party elects pursuant to the foregoing to assume the defense of an Indemnified Person with respect to a third party claim which is subsequently determined not to be an Indemnified Claim, then, without limiting any action the Indemnifying Party may have on account of actual fraud, the Indemnifying Party shall not be entitled to recover from the other party or the Indemnified Person the costs and expenses incurred by the Indemnifying Party in providing such defense. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement (or settle or compromise any such third party claim in a manner) which provides for or results in any payment by or Liability of the Indemnified Person of or for any damages or other amount, any lien, charge or encumbrance on any property of the Indemnified Person, any finding of responsibility or liability on the part of the Indemnified Person or any sanction or restriction upon the conduct of any business by the indemnified Person without the Indemnified Person's express written consent, which consent shall not be unreasonably withheld. The Indemnified Person is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Person is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Person shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not reasonably expected to be prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Person agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any such third party claim which the Indemnifying Party elects to contest, including the making of any related counterclaim or cross-complaint against any Person (other than an MLP Indemnified Person, if the Indemnified Person is an MLP Indemnified Person, or an EECI Indemnified Person, if the Indemnified Person is an EECI Indemnified Person). The Indemnified Person may participate in, but not control, any defense or settlement of any third party claim controlled by the Indemnifying Party pursuant to this Section 15.3(b), and the Indemnified Person shall bear its own costs and expenses with respect to such participation. The prosecution of the defense of a third party claim with reasonable diligence shall include the taking of such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Person for payment of such third party claim.

              (c) If the Indemnifying Party (i) fails to notify the party who sent the Claim Notice within the Election Period that the Indemnifying Party elects to defend the Indemnified Person pursuant to Section 15.3(b) or (ii) elects to defend the Indemnified Person pursuant to Section 15.3(b) but fails to prosecute the defense of (or to settle) the third party claim with reasonable diligence, then the Indemnified Person shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Person is actually entitled to indemnification hereunder), the third party claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Person to a final conclusion or settled. Unless and until such defense is assumed by the Indemnifying Party as permitted in Section 15.3(a), the Indemnified Person shall have full control of such defense and proceedings; provided, however, that the Indemnifying Party, without assuming the defense of such Indemnified Claim, may participate in, but not control, any defense or settlement controlled by the Indemnified Person pursuant to this Section 15.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. The Indemnified Person may not enter into any compromise or settlement of such third party claim, without the Indemnifying Party's express written consent, which shall not be unreasonably withheld.

              (d) If an Indemnified Person is entitled to indemnity under Sections 5.1(b), 15.1 and/or 15.2 for a claim or other matter which does not involve a third party claim, and if MLP or EECI intends to seek indemnity on behalf of an Indemnified Person with respect thereto by or from an Indemnifying Party pursuant to Sections 5.1(b), 15.1 and/or 15.2, then the party electing to seek indemnity on behalf of an Indemnified Person shall promptly transmit to the Indemnifying Party a written notice describing in reasonable detail the nature of such claim or other matter, the Indemnified Person's best estimate of the amount of damages attributable to such claim or other matter and the basis for the Indemnified Person's entitlement to indemnification under Sections 5.1(b),
15.1 and/or 15.2, as the case may be. If the Indemnifying Party does not notify the party who sent such notice within thirty (30) days from its receipt of such notice that the Indemnifying Party does not dispute such claim for indemnity, the Indemnifying Party shall be deemed to have disputed such claim.

              (e) To the extent any claim, action, suit or proceeding includes one or more Indemnified Claims with respect to an Indemnified Person and one or more third party claims which are not Indemnified Claims with respect to such Indemnified Person, any such non-Indemnified Claim insofar as it is with respect to such Indemnified Person shall not be covered by the indemnity in Sections
15.1 and 15.2, the Indemnifying Party shall not be obligated to undertake, conduct and control the defense or settlement of such non-Indemnified Claim insofar as it is with respect to such Indemnified Person, and such Indemnified Person shall be responsible for its own defense and settlement of such non-Indemnified Claim. The seeking by a party of indemnity hereunder on behalf of any Indemnified Person with respect to any third party claim or other claim or matter shall not prevent such party from then or thereafter also seeking indemnity hereunder on behalf of any other Indemnified Person with respect to such third party claim or other claim or matter and shall not prevent the other party from seeking indemnity hereunder on behalf of any Indemnified Person with respect to the same third party claim or other claim or matter.

       15.4   LIABILITY LIMITATIONS.

              (a) Notwithstanding anything herein provided to the contrary, EECI shall have no Liability to MLP or any other MLP Indemnified Person pursuant to Sections 15.2(a) or for any breach by EECI of this Agreement, except with respect to Liabilities arising by virtue of any breach by EECI of its representations and warranties under Section 4.1(e) and 4.1(r) and Liabilities arising under any of Sections 9.5, 9.6, 9.15, 15.2(b), 15.2(c), 15.2(d) or
Article 10, unless and until the aggregate amount of all Liabilities covered by
Section 15.2, exceeds the sum of $20,000,000. EECI shall be liable in accordance with the other terms of this Agreement for those Liabilities in excess of $20,000,000 subject to the further provisions of this Section 15.4. EECI shall be liable for all Liabilities arising by virtue of any breach by EECI of its representations and warranties under Sections 4.1(e) and 4.1(r) and for all Liabilities arising under Sections 9.5, 9.6, 9.15, 15.2(b), 15.2(c), 15.2(d) and
Article 10.

              (b) Notwithstanding anything herein provided to the contrary, except as hereinafter provided in this Section 15.4(b), the maximum aggregate Liability of EECI to MLP and the other MLP Indemnified Persons pursuant to
Section 15.2(a) (other than with respect to Sections 4.1(e) and 4.1(r)) shall be limited to $150,000,000. EECI's Liability for its indemnification pursuant to
Section 15.2(a) with respect to any breach by EECI of its representation and warranty under Sections 4.1(e) and 4.1(r) or with respect to any breach by EECI of any of its covenants and agreements under Sections 9.5, 9.6, 9.15, 15.2(b), 15.2(c), 15.2(d) or Article 10 shall not be limited under this Agreement.

              (c) The Liabilities or other adverse consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Person (that is, reduced by any insurance payment or recoupment received, realized or retained by the Indemnified Person as a result of the events giving rise to the claim for indemnification, net of any expenses related to the receipt or collection of such proceeds, payment or recoupment, including premium adjustments, if any), but not any reduction in Taxes of the Indemnified Person (or the affiliated group of which it is a member) occasioned by such Liabilities or other adverse consequences.

              (d) EECI, MLP, the Company Group and each other Indemnified Person shall cooperate with the Indemnifying Party with respect to resolving any Indemnified Claim with respect to which either EECI or MLP is obligated to indemnify an Indemnified Person under this Article 15, including making commercially reasonable efforts to mitigate or resolve any such Indemnified Claim and providing the others with reasonable access to such Indemnified Person's records (other than those subject to attorney-client or attorney work product privilege) and personnel having relevant information with respect to the Indemnified Claim. Without limiting the foregoing, to the extent it may legally do so each party agrees to assign or cause the assignment to the Indemnifying Party with respect to an Indemnified Claim any and all of the rights and remedies that the Indemnified Person may have with respect to such Indemnified Claim against any Person (other than EECI, MLP, any member of the Company Group or any Affiliate of EECI, MLP or any member of the Company Group or any insurance carrier or bonding or surety company of the Indemnified Person) pursuant to any claims, rights and agreements of or for indemnification, guarantee, contribution, reimbursement or similar assurances which are the subject of such Indemnified Claim.

              (e) Each party agrees to maintain all records and information made available to it pursuant to Section 15.4(d) confidential and to cause its directors, officers, employees, agents, representatives, consultants and advisors to maintain all records and information made available to them pursuant to this Section confidential, except (i) as required by Law, administrative process or any standards or rules of any stock exchange to which such party or any of its Affiliates is subject, (ii) for information which is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this Section 15.4(e), and (iii) to the extent that such party must disclose the same in any court or arbitration proceedings brought by it to enforce its rights hereunder.

       15.5 COVENANT REGARDING ACTIONS OF EECI REGARDING ITS ASSETS. For so long as EECI has an indemnification obligation pursuant to Section 15.2(a), 15.2(c) or 15.2(d), it will not make any dividend or distribution on its stock, or repurchase any shares of its stock, or sell or otherwise dispose of any assets or take any other action within its control if the effect of such action would cause its net worth (excluding accumulated other comprehensive income), as calculated under GAAP on a consolidated basis, to be less than $290,000,000.

       15.6 EXCLUSIVE REMEDY. After Closing, absent actual fraud, the indemnity provisions of this Article 15 shall be the sole and exclusive remedy of each party for or on account of any breach by the other party of any of such other party's representations and warranties under this Agreement. THE PARTIES ACKNOWLEDGE AND AGREE THAT, ABSENT ACTUAL FRAUD, THE REMEDIES SET FORTH IN THIS AGREEMENT, INCLUDING THE DEDUCTIBLES, LIABILITY LIMITS, SURVIVAL PERIODS, DISCLAIMERS AND LIMITATIONS ON REMEDIES, ARE INTENDED TO BE, AND SHALL BE, THE EXCLUSIVE REMEDIES WITH RESPECT TO ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT WITH RESPECT TO CAUSES OF ACTION OR CLAIMS FOR ACTUAL FRAUD, EACH PARTY HEREBY RELEASES, WAIVES AND DISCHARGES, AND COVENANTS NOT TO SUE WITH RESPECT TO, ANY CAUSE OF ACTION OR CLAIM NOT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER STATE OR FEDERAL SECURITIES LAWS AND CLAIMS, AVAILABLE AT COMMON LAW OR BY STATUTE.

                                   ARTICLE 16
                              TERMINATION; REMEDIES

       16.1   TERMINATION.

              (a) TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the
Closing:

                     (1)    by the mutual consent of EECI and MLP;

                     (2) if the Closing has not occurred by the close of business on October 31, 2002, then (i) by EECI if any condition specified in
Section 11.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by EECI, or (ii) by MLP if any condition specified in Section 11.2 has not been satisfied on or before such close of business, and shall not theretofore have been waived by MLP; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party or parties seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein on the part of such party or parties that is required to be fulfilled on or prior to Closing;

                     (3) by MLP, if a material default shall have been made in the observance or performance by EECI or the Company of any agreements and covenants of EECI or the Company contained herein, or if there shall have been a material breach by EECI or the Company of any representations or warranties contained herein and, in each case, such default or breach is not cured within thirty (30) days after receipt by EECI or the Company of written notice from MLP of such default or breach;

                     (4) by EECI, if a material default shall have been made in the observance or performance by MLP of any agreements and covenants of MLP contained herein, or if there shall have been a material breach by MLP of any representations or warranties contained herein and, in each case, such default or breach is not cured within thirty (30) days after receipt by MLP of written notice from EECI of such default or breach;

                     (5) by either party, if there shall be any order, writ, injunction or decree of any Governmental Authority binding EECI, the Company or MLP that prohibits or restrains EECI, the Company or MLP from consummating the transactions contemplated hereby; or

                     (6)    by either party pursuant to Section 9.6

              (b) EFFECT OF TERMINATION. In the event of termination of this Agreement by EECI, on the one hand, or MLP, on the other hand, pursuant to
Section 16.1(a), written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination MLP will continue to be bound by its obligations set forth in Sections 5.1(b)(ii) and 5.2. If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

       16.2 EXCLUSIVE REMEDY. Prior to Closing, the remedy of termination provided in Section 16.1 shall be each party's sole and exclusive remedy for any breach or default by the other party of this Agreement, all other remedies being expressly waived.

                                   ARTICLE 17
                                  MISCELLANEOUS

       17.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

       17.2 GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT MATTERS CONCERNING TITLE TO THE ASSETS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION WHERE SUCH ASSETS ARE LOCATED.

       17.3 ENTIRE AGREEMENT. This Agreement and the Appendices, Schedules and Exhibits hereto and the Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

       17.4 EXPENSES. Except as provided in Sections 3.3(d) and 17.12, all other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees and accountant fees, shall be borne by the party incurring same.

       17.5 NOTICES. All notices authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States or Canadian mail, courier service, telegram, or telephone facsimile, postage or charges prepaid, and addressed to the parties at the respective addresses set forth below:

       If to EECI:          Enbridge Energy Company, Inc.
                            1100 Louisiana, Suite 3300
                            Houston, Texas  77002-5217
                            Attention:  President
                            Telephone Number:  713-821-2054
                            Facsimile Number:  713-821-2229

       With a copy to:      PRIOR TO THE CLOSING
                            Vinson & Elkins L.L.P.
                            2300 First City Tower
                            1001 Fannin Street
                            Houston, Texas  77002-6760
                            Attention:  Robin S. Fredrickson
                            Telephone Number:  713-758-2450
                            Facsimile Number:  713-615-5850

       If to MLP:           PRIOR TO THE CLOSING
                            Enbridge Energy Partners, L.P.
                            1100 Louisiana, Suite 3300
                            Houston, Texas  77002-5217
                            Attention:  Special Committee
                            Telephone Number:  713-821-2028
                            Facsimile Number:  713-821-2229


                               51

                            Ernest C. Hambrook
                            c/o Enbridge Energy Partners, L.P.
                            1100 Louisiana, Suite 3300
                            Houston, Texas  77002-5217
                            Attention:  Special Committee
                            Telephone Number:  713-821-2028
                            Facsimile Number:  713-821-2229

                            Charles A. Russell
                            c/o Enbridge Energy Partners, L.P.
                            1100 Louisiana, Suite 3300
                            Houston, Texas  77002-5217
                            Attention:  Special Committee
                            Telephone Number:  713-821-2028
                            Facsimile Number:  713-821-2229

                            AFTER THE CLOSING
                            Enbridge Energy Partners, L.P.
                           1100 Louisiana, Suite 3300
                            Houston, Texas 77002-5217
                            Attention: Corporate Secretary of General Partner and,
                                       in the case of the applicability of Section 9.13, The
                                       Audit,  Finance and Risk Committee
                            Telephone Number:  713-821-2028
                            Facsimile Number:  713-821-2229

       With copies to:      PRIOR TO THE CLOSING
                            Baker Botts L.L.P.
                            One Shell Plaza
                            910 Louisiana
                            Houston, Texas  77002-4995
                            Attention:  Joshua Davidson
                            Telephone Number:  713-229-1234
                            Facsimile Number:  713-229-1522


Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. In connection with any notice to be given to MLP under this Agreement, MLP shall not be deemed to have received such notice solely by virtue of EECI's knowledge of the subject matters of such notice.

       17.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the respective rights and obligations of the parties hereto shall not be assignable or delegable by any party hereto without the express written consent of the non-assigning or non-delegating party.

       17.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

       17.8 APPENDICES, SCHEDULES AND EXHIBITS. All Appendices, Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

       17.9 INTERPRETATION. It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

              (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

              (b) the word "includes" and its derivatives mean "includes, but is not limited to" and corresponding derivative expressions;

              (c) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

              (d) each Exhibit and Schedule is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Appendix A, which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail;

              (e) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;

              (f) the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule; and

              (g) references to "dollars" or "$" shall mean the lawful currency of the United States.

       17.10  ARBITRATION.

              (a) Except as provided in Section 3.3, it is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that if the parties hereto, the Company, the Indemnified Persons or their respective successors, assigns, heirs or legal representatives of any of the foregoing are unable to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Agreement (whether contractual, tortuous, equitable, statutory or otherwise), such matter shall be finally and exclusively referred to and settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"); provided that, the foregoing shall not prevent EECI, the Company or their Affiliates from seeking specific performance, an injunction or other equitable relief with respect to their rights under Section 5.2 through judicial means in any jurisdiction. In the event of any conflict between the Commercial Arbitration Rules of the AAA and the provisions of this Section 17.10, the provisions of this Section 17.10 shall govern and control.

              (b) The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within fifteen
(15) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within fifteen (15) days following the appointment of both party-appointed arbitrators. If the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one party fails or refuses to appoint its party-appointed arbitrator within the prescribed period, the appointing authority for the presiding arbitrator and/or such party-appointed arbitrator shall be the AAA, who, in each case, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim or any bear relationship to either party. If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

              (c) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                     (1) The arbitration proceedings shall be held in Houston, Texas;

                     (2) The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language;

                     (3) The arbitrators shall be and remain at all times wholly independent and impartial;

                     (4) The arbitration proceedings shall be conducted under the Commercial Arbitration Rules of the AAA, as amended from time to time;

                     (5) Any procedural issues not determined under the arbitration rules selected pursuant to Section 17.10(c)(4) shall be determined by the arbitration act and any other applicable laws of the State of Texas, other than those laws which would refer the matter to another jurisdiction;

                     (6) All decisions and awards by the arbitration tribunal shall be made by majority vote;

                     (7) The decision of a majority of the arbitrators shall be reduced to writing; shall be final and binding without the right of appeal; and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrators; any damage awards by the arbitrators shall be stated in dollars, and promptly paid in dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall to the maximum extent permitted by law be charged against the party resisting such enforcement;

                     (8) Consequential, indirect, special, exemplary, punitive or other similar damages shall not be allowed except those payable to third parties (and permitted under Section 14.2) for which Liability is allocated among the parties by the arbitration award;

                     (9) Any award of damages shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitration award, and from the date of the award until paid in full, at the Agreed Rate in effect at the end of the first trading day of each month during which such amount was owed;

                     (10) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

                     (11) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be; and

                     (12) The arbitration shall proceed in the absence of a party who, after due notice, fails to answer or appear; an award shall not be made solely on the default of a party, but the arbitrator(s) shall require the party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.

       17.11 AGREEMENT FOR THE PARTIES' BENEFIT ONLY. This Agreement is for the sole benefit of MLP, EECI and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement. Any Indemnified Person which is a third party shall be indemnified and held harmless under the terms of this Agreement only to the extent that a party expressly elects to exercise such right of indemnity and hold harmless on behalf of such third party Indemnified Person pursuant to Section 15.3; and no party shall have any direct Liability or obligation to any third party or be liable to any third party for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for indemnity or hold harmless hereunder on behalf of an Indemnified Person must be made and administered by a party to this Agreement. Any claim on behalf of an Indemnified Person may only be brought against the defaulting party or parties.

       17.12 ATTORNEYS' FEES. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

       17.13 SEVERABILITY. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

       17.14 TIME OF ESSENCE. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

              [The remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                   ENBRIDGE ENERGY COMPANY, INC.


                                   By: /s/ DAN C. TUTCHER
                                       ------------------------
                                   Name:  Dan C. Tutcher
                                       ------------------------
                                   Title: President
                                       ------------------------



                                   ENBRIDGE ENERGY PARTNERS, L.P.

                                   By:  Enbridge Energy Company, Inc., its
                                        General Partner

                                        By: /s/ CHRIS KAITSON
                                            ------------------------
                                        Name:  Chris Kaitson
                                            ------------------------
                                        Title: Corporate Secretary
                                            ------------------------

       The Company hereby joins in and becomes a party to this Agreement for the purposes set forth in Section 8.1.

                                   ENBRIDGE MIDCOAST ENERGY, INC.


                                   By: /s/ DAN C. TUTCHER
                                       ------------------------
                                   Name:  Dan C. Tutcher
                                       ------------------------
                                   Title: President
                                       ------------------------

                                   APPENDIX A
                                       TO
                             CONTRIBUTION AGREEMENT

                                   DEFINITIONS

       "AAA" shall be as defined in Section 17.10(a).

       "ACT" shall be as defined in Section 4.1(dd).

       "ACTION" shall mean any action, suit, proceeding, condemnation, investigation, inquiry or audit by or before any court or other Governmental Authority, whether of a civil, criminal, administrative, investigative or private nature and irrespective of the initiator thereof, or any arbitration proceeding or alternate dispute resolution procedure.

       "AFFILIATE" shall mean, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person; provided, however, that (i) with respect to EECI, the term "Affiliate" shall exclude each member of the MLP Group, (ii) with respect to MLP, the term "Affiliate" shall exclude each member of the EECI Group and (iii) the Company Group shall be deemed to be Affiliates (x) prior to the Closing, of EECI and (y) on and after the Closing, of MLP. The concept of control, controlling or controlled, as used in the aforesaid context, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Agreement.

       "AGREED RATE" shall mean an annual rate of interest equal to the lesser of (i) the rate charged by Bank of America, N.A. from time to time as its prime or base rate and (ii) the maximum rate of interest allowed by applicable Law.

       "AGREEMENT" shall be as defined in the introductory paragraph to this Agreement.

       "APPRAISAL" shall be as defined in Section 3.4.

       "ASSETS" shall mean all the assets and properties of the Company and the Company Subsidiaries, tangible and intangible, real, personal and mixed, shown on the Recent Date Balance Sheet, together with any other asset or property acquired by the Company or any Company Subsidiary after the date of such Recent Date Balance Sheet up to Closing and including, without limitation, the Pipeline Systems, the Williams/Transco Assets, the Sulphur River Assets, the Hobart Ranch Plant, and after the purchase of the Hanover Compressors occurs (if occurring prior to Closing), the Hanover Compressors, but excluding (i) the Excluded Assets and (ii) such assets and properties which are sold or otherwise disposed of in the ordinary course of the business of the Company or any of the Company Subsidiaries, or as otherwise sold, transferred or disposed of in accordance with this Agreement.

       "ASSIGNMENT OF MEMBERSHIP INTEREST" means the assignment of membership interests in the form of EXHIBIT 12.2(a)(i).


                                  Appendix A-1

       "ASSIGNMENT OF PARTNERSHIP INTEREST" means the assignment of partnership interests in the form of EXHIBIT 12.2(a)(ii).

       "ASSUMPTION AGREEMENT" means the assumption agreement in the form of
EXHIBIT 12.2(a)(vi).

       "AUDIT, FINANCE AND RISK COMMITTEE" means the Audit, Finance and Risk Committee of the Board of Directors of EECI and any committee of the Board of Directors of EECI that succeeds to the audit functions of the Audit, Finance and Risk Committee.

       "AUDITED FINANCIALS" shall mean the audited consolidated income statement of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2001, together with the audited consolidated cash flow statement for such fiscal year and the audited consolidated balance sheet for such fiscal year, which statements and balance sheet include the Excluded Assets and the Liabilities relating to the Excluded Assets.

       "BAMAGAS" shall mean Enbridge Pipelines (Bamagas Intrastate) Inc. (formerly known as BAMAGAS Company).

       "BAMAGAS CONTRACTS" shall mean (i) that certain Natural Gas Pipeline Construction and Transportation Agreement dated June 2000, between Bamagas and Calpine, as amended by first Amendment to Natural Gas Pipeline Construction and Transportation Agreement, dated September 1, 2001 between Bamagas and Calpine, and (ii) Natural Gas Pipeline Transportation Agreement dated June 2000, between Bamagas and Calpine, as amended by First Amendment to Natural Gas Transportation Agreement dated September 1, 2001 between Bamagas and Calpine.

       "BAMAGAS FIRM CAPACITY PAYMENT" shall mean the sum of the monthly amounts payable by Calpine pursuant to Section 6.1 of each of the Bamagas Contracts with respect to the agreement by Bamagas under each such Contract to make the capacity of the pipeline covered by such Contract up to the "Firm Transportation Quantity" (as such term is defined in such Contract).

       "BUSINESS DAY" shall mean any day which is not a Saturday, Sunday or legal holiday recognized by the United States of America.

       "CALPINE" shall mean Calpine Energy Services, L.P.

       "CALPINE DISPUTE" shall mean the dispute between Calpine and Bamagas regarding the payment of the Firm Capacity Payment as more particularly described in (i) letter dated March 1, 2002 to Roman J. Bakke, Manager Fuel Supply, Eastern Region of Calpine from Rich Adams, Director of Operations and Technology of Enbridge Pipelines (Bamagas Intrastate) Inc., (ii) letter dated April 5, 2002 to John Loiacono, Director, West Asset Team Enbridge (U.S.) Inc. from Roman J. Bakke, Manager Fuel Supply-Eastern Region of Calpine, and (iii) letter dated April 25, 2002 to David Croucher, Contract Administration, Enbridge (U.S.) Inc. from Roman J. Bakke, Manager Fuel Supply-Eastern Region of Calpine.

       "CAPITAL LEASE" means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.


                                  Appendix A-2

       "CAPITAL STOCK" means, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (ii) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

       "CAPITALIZATION" shall be as defined in Section 3.3(f).

       "CASH PAYMENT" shall mean an amount in cash equal to the amount remaining after subtracting from $929,100,000 (i) the aggregate amount of outstanding principal and accrued interest balances under the Midcoast Related Debt and (ii) the value of the GP Contribution Credit.

       "CLAIM NOTICE" shall be as defined in Section 15.3(a).

       "CLOSING" shall be the consummation of the transaction contemplated by
Article 12.

       "CLOSING DATE" shall mean (i) June 30, 2002, or (ii) such other date as may be mutually agreed to in writing by EECI and MLP. Upon written notice from EECI or MLP to the other party, the Closing Date shall be extended to any subsequent Business Day that is reasonably convenient to such other party, provided that such date is not earlier than the fifth Business Day following the date such notice is received by such other party and is not later than October 31, 2002.

       "CLOSING DATE BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company and the Company Subsidiaries immediately prior to Closing, prepared in accordance with Section 3.3.

       "CLOSING DATE CAPITALIZATION" shall be as defined in Section 3.3(a).

       "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations promulgated thereunder.

       "COMPANY" shall be as defined in the introductory paragraph to this Agreement and Article 6.

       "COMPANY BENEFIT PLAN" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that is maintained by or contributed to by any


                                  Appendix A-3
member of the Company Group, or with respect to which any member of the Company Group has any Liability.

       "COMPANY GROUP" shall mean the Company, the Company Subsidiaries and (following the Contribution Step) Holdings LLC.

       "COMPANY LIABILITIES" means, without duplication of amounts, all Liabilities of the Company Group exclusive of all Excluded Liabilities.

       "COMPANY RECORDS" shall mean any and all of the Company Group's books, records, contracts, agreements and files existing on the Closing Date.

       "COMPANY SUBSIDIARIES" shall mean: (i) as of the date of this Agreement, the Persons named in SCHEDULE 4.1(r)A hereof; and (ii) following the completion of the Restructuring Actions, the Persons named in SCHEDULE 4.1(r)B hereof.

       "COMPANY SHARES" shall be as defined in Section 4.1(f).

       "CONTRACT" means any contract, agreement, commitment, instrument or undertaking (written or oral and including all written or oral amendments or supplements thereto or modifications thereof).

       "CONTRIBUTION STEP" shall be as defined in the Recitals to this Agreement.

       "CONTRIBUTOR'S TAX" shall be as defined in Section 10.4(c).

       "CONVERSION STEP" shall be as defined in the Recitals to this Agreement.

       "CUMULATIVE KPC SERVICE AMOUNT PAYMENTS" means the sum of the KPC Service Amount Payments.

       "DEBT GUARANTY" shall mean any Guaranty of indebtedness for borrowed money or the deferred purchase price of property or services.

       "DEFENSIBLE TITLE" shall mean good and indefeasible title free and clear of all liens, security interests and encumbrances, subject to and except for any Permitted Encumbrances. The parties agree that obligations relating to imbalances with respect to the transportation, storage, distribution or other handling of natural gas, crude oil or any other products transported on the Pipeline Systems are reflected in the Financial Statements and are not the subject of Defensible Title.

       "DERIVATIVE CONTRACT" shall mean (i) any Contract relating to the purchase or sale of financial or other futures, (ii) any put or call option relating to cash, securities or commodities, or (iii) any interest rate swap contract or other Contract relating to the hedging of interest rate risks.

       "DISAGREEMENT NOTICE" shall be as defined in Section 3.3(c).

       "EECI" shall be as defined in the introductory paragraph to this Agreement.


                                  Appendix A-4

       "EECI GROUP" means, other than members of the MLP Group, each Entity in which Parent owns (directly or indirectly) any Capital Stock.

       "EECI TAX GROUP" shall be as defined in Section 10.4(a).

       "EECI MIDCOAST DEBT" shall mean all principal and accrued and unpaid interest owing by EECI and its subsidiaries as of the Closing pursuant to that certain Promissory Note dated May 15, 2002 from EECI to Enbridge (U.S.) Inc. (amount advanced: $375,000,000).

       "EECI'S PARTNERSHIP INTEREST" shall mean the 99.999% limited partner interest in the Company held by EECI after the Conversion Step.

       "EECI INDEMNIFIED PERSONS" shall be as defined in Section 15.1.

       "EFFECTIVE TIME" shall mean 7:00 a.m. CST on the Closing Date.

       "ELECTION PERIOD" shall be as defined in Section 15.3(a).

       "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

       "ENVIRONMENTAL CONDITION" shall mean (i) the existence prior to the Closing Date of Hazardous Substances in or on the soil, sediments, surface water or groundwater, to the extent the levels of any such Hazardous Substances exceed naturally occurring background levels, or (ii) any operating practice or similar course of conduct by EECI or its Affiliates or any member of the Company Group with respect to the Assets that existed or commenced prior to the Closing Date with respect to matters governed by or regulated under Environmental Laws.

       "ENVIRONMENTAL LAWS" shall mean all applicable laws, regulations, enforceable requirements that have the effect of law, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, or variances issued, promulgated, or entered into by any Governmental Authority, as they may exist prior to, on or after the Closing Date, relating to the environment, preservation or reclamation of natural resources, human health and safety, or to the management (including treatment, storage, disposal or other handling), release or threatened release of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 by the Small Business Liability Relief and Brownfields Revitalization Act, 42 U.S.C. Section 9601, et seq., the Oil Pollution Act of 1990, as amended, 33 U.S.C. Sections 2701 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Endangered Species Act, 16 U.S.C. Sections 1531 et seq., the Marine Mammal Protection Act, 16 U.S.C. Sections 1361 et seq., the Occupational Safety and Health Act of 1970, the Texas


                                  Appendix A-5

Health & Safety Code, the Texas Natural Resources Code, the Texas Water Code, and any similar or implementing federal, state or local law, and all amendments thereto or regulations promulgated thereunder. For purposes of Section 4.1(p),
(i) Environmental Laws shall only include Environmental Laws as they existed on the Closing Date and (ii) Environmental Laws, as used in the definitions of Environmental Condition, Environmental Liabilities and Hazardous Substance, shall only include Environmental Laws as they existed on the Closing Date.

       "ENVIRONMENTAL LIABILITIES" shall mean any Liabilities (whether incurred, existing or first occurring on, before or after the Closing Date) incurred or imposed (i) pursuant to any order, notice of responsibility, directive, injunction, judgment or similar document arising out of, in connection with, or under Environmental Laws, (ii) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, payment or reimbursement of response costs pursuant to common law or statute and related to the use, disposal, management, release or threatened release of Hazardous Substances, or (iii) as a result of an Environmental Condition.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

       "EXCLUDED ASSETS" shall mean the following:

       (i) (a) originals of all of the Company Group's federal income Tax Returns, federal income Tax filings and other Company Records relating to federal income Taxes, and (b) the right to retain copies (but not originals) of all other Company Records; and

       (ii) the capital stock, membership interests, partnership interests and other equity interests in the Excluded Subsidiaries and all of the assets of such Excluded Subsidiaries.

       "EXCLUDED LIABILITIES" means: (i) all Liabilities of the Excluded Subsidiaries; (ii) all Taxes for the payment of which EECI is obligated under
Article 10; (iii) all Liabilities for the payment of which any one or more members of MLP would be liable solely by reason of being an ERISA Affiliate of Parent or any of its other Affiliates; (iv) all Liabilities to the extent arising out of or attributable to any of the Company Group's use or dealing with prior to the Closing of any logo, service mark, copyright, trade name or trademark of or associated with EECI or any Affiliate of EECI or any business of EECI or of any Affiliate of EECI, except as provided in the license agreement entered into pursuant to Section 9.9; (v) all indebtedness for borrowed money of EECI that is not EECI Midcoast Debt, Midcoast Related Debt or indebtedness incurred by EECI on behalf of MLP in EECI's capacity as general partner of MLP; and (vi) all liabilities of EECI relating to assets other than the Company Subsidiaries and Assets (other than Liabilities arising on account of EECI's status as general partner of MLP).

       "EXCLUDED SUBSIDIARIES" shall mean Arcadia/Midcoast Pipeline of New York, LLC, Midcoast del Bajio SA de CV, Midcoast Anadarko Gas Services, LLC, Midcoast Anadarko Energy Services, LLC, Midcoast Gas Pipeline, Inc., Midcoast Energy Marketing, Inc., Midcoast


                                  Appendix A-6

Canada Energy Services, Inc., Midcoast Canada Operating Corporation, Midcoast Nova Scotia, G.P. and Midcoast Nova Scotia, L.P.

       "FERC" shall mean the Federal Energy Regulatory Commission.

       "FINANCIAL STATEMENTS" shall be as defined in Section 4.1(g)(1).

       "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

       "GOVERNMENTAL AUTHORITY" shall mean (i) the United States of America or the Government of Canada, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America or Canada,
(iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or Canada, or of any state, province, county, municipality or other governmental subdivision within the United States of America or Canada, and (iv) any arbitration tribunal having jurisdiction over EECI, MLP or any member of the Company Group.

       "GP CONTRIBUTION CREDIT" shall be as defined in Section 3.1.

       "GROUP" shall be as defined in Section 4.1(q).

       "GUARANTY" means, for any specified Person, without duplication, any Liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any Liability of the specified Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (ii) to purchase property or other assets, securities or services for the purpose of assuring the owner of that obligation of the payment of that obligation or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

       "HANOVER COMPRESSORS" shall mean the compressors described in Gas Compressor Equipment Master Rental and Servicing Agreement dated March 21, 2000 between Hanover Compressor Company and Sulphur River Gathering, L.P. (predecessor in interest to Enbridge Pipelines (NE Texas) L.P., and Gas Compressor Equipment Master Rental and Servicing Agreement dated June 8, 2001 between Hanover Compression Limited Partnership and Sulphur River Gathering, L.P. (predecessor in interest to Enbridge Pipelines (NE Texas) L.P.) that are purchased by Enbridge Pipelines (NE Texas) L.P. prior to Closing.

       "HAZARDOUS SUBSTANCE" shall mean all regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil and any fraction thereof) or petroleum by-products, asbestos or asbestos-containing materials, polychlorinated biphenyls and any other chemicals, materials or substances that are designated,



                                  Appendix A-7
classified or regulated as hazardous or toxic or as a pollutant or contaminant under or pursuant to any Environmental Law.

       "HOBART RANCH PLANT" shall mean the assets acquired by Enbridge Pipeline (Texas Gathering) Inc. pursuant to the Hobart Ranch Plant Agreement.

       "HOBART RANCH PLANT AGREEMENT" shall mean that certain Purchase and Sale Agreement dated April 30, 2002 among Duke Energy Field Services, L.P., Midcontinent Gathering & Processing Company, LLC and Enbridge Pipelines (Texas Gathering) Inc.

       "HOLDINGS LLC" shall be as defined in the Recitals to this Agreement.

       "HOLDINGS' PARTNERSHIP INTEREST" shall mean the 0.001% general partner interest in the Company owned by Holdings LLC after the Conversion Step.

       "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "INDEMNIFIED CLAIM" shall be as defined in Section 15.3(a).

       "INDEMNIFIED PERSON" shall mean either a MLP Indemnified Person or an EECI Indemnified Person, as the context requires, and "Indemnified Persons" shall mean the MLP Indemnified Persons or the EECI Indemnified Persons, as the context requires.

       "INDEMNIFYING PARTY" shall be as defined in Section 15.3(a).

       "INTERIM MATERIAL ADVERSE EFFECT" shall mean, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event), that such fact or circumstance is causing or is reasonably expected to cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any damages to the Company Group considered as a single enterprise in excess of $20,000,000 (in each case, taken as a whole, and without taking into account any insurance, indemnities, contributions and other rights of recovery from third parties which may be included in the Assets and payable in respect thereof), excluding any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any changes in Law.

       "IRCA" means the Immigration Reform and Control Act of 1986.

       "IRS" shall mean the Internal Revenue Service.

       "KNOWLEDGE," "KNOWN" or words of similar import (i) when used with respect to EECI or any member of the Company Group, shall mean the actual knowledge of any fact, circumstance or condition by a current officer of such Person assuming the reasonable inquiry by such officer of those employees of such Person at a managerial (including field supervisors) or higher level that would normally be responsible for the matter to which such fact, circumstance or condition relates, (ii) when used with respect to MLP, shall mean the actual knowledge of any fact, circumstance or condition obtained by the members of the Special Committee of MLP in


                                  Appendix A-8
connection with its evaluation of the transactions contemplated by this Agreement through communications with its advisors performing due diligence functions and similar functions on behalf of such Special Committee of MLP in connection with the transactions contemplated by this Agreement. References herein to "actual knowledge" do not include imputed knowledge.

       "KPC ACCUMULATED PAYMENT DEFICIENCY" means $1,000,000 for each calendar year during the KPC Payment Obligation Period; provided, however, that such amount shall be prorated for any period less than 365 days during the KPC Payment Obligation Period.

       "KPC AGREED SETTLEMENT" shall mean any settlement of the KPC Rate Case entered into by a member of the Company Group prior to the Closing as is agreed to in writing by MLP.

       "KPC COST OF SERVICE DIFFERENCE" means the positive difference between the KPC Minimum Cost of Service Amount and the KPC Service Amount during each calendar year in the KPC Payment Obligation Period; provided, however, that in no event shall the KPC Cost of Service Difference exceed $2,900,000 for any calendar year; provided, further, however, that the KPC Cost of Service Difference for any period less than 365 days shall be prorated based on the number of days in such period.

       "KPC MINIMUM COST OF SERVICE AMOUNT" shall mean an amount equal to $22,900,000 per year; provided, however, that the amount for any period less than 365 days shall be prorated based on the number of days in such period.

       "KPC PAYMENT COMMENCEMENT DATE" shall mean the date that is the earlier to occur of (i) the effective date of rates resulting from a settlement of the KPC Rate Case and (ii) the effective date of rates resulting from a final order of the FERC not subject to rehearing in the KPC Rate Case.

       "KPC PAYMENT DATE" means each December 31 during the KPC Payment Obligation Period and a day not more than 30 days after the last day in the KPC Payment Obligation Period.

       "KPC PAYMENT OBLIGATION PERIOD" shall mean the period of time commencing on the KPC Payment Commencement Date and continuing up to the KPC Payment Termination Date.

       "KPC PAYMENT TERMINATION DATE" shall mean the date that is the earlier of
(x) the fifth anniversary date of the Closing Date and (y) the date that rates for the KPC Pipeline System which include a cost of service for the KPC Pipeline System in an amount greater than $22,900,000 per calendar year become effective pursuant to a final nonappealable order of the FERC (whether pursuant to settlement or otherwise); provided, however, that EECI shall be obligated to pay to MLP the KPC Cost of Service Difference, if any, for each year or portion thereof prior to the KPC Payment Termination Date.

       "KPC PIPELINE SYSTEM" means the Pipeline System operated by Kansas Pipeline Company.

       "KPC RATE CASE" shall mean that certain action pending before FERC under FERC Docket No. RP99-485, et al, Kansas Pipeline Company (KPC).


                                  Appendix A-9

       "KPC SERVICE AMOUNT" shall mean the cost of service for the KPC Pipeline System established by a final order of the FERC (whether pursuant to settlement or otherwise) not subject to rehearing in the KPC Rate Case; provided, however, in the event that the FERC issues an order during the KPC Payment Obligation Period (other than an order under the KPC Rate Case), then for purposes of calculating the KPC Cost of Service Difference subsequent to the issuance of such order, the KPC Service Amount shall be the cost of service for the KPC Pipeline System established by such new FERC order.

       "KPC SERVICE AMOUNT PAYMENT" shall be as defined in Section 9.15.

       "LAW" shall mean any applicable statute, law (including civil and common law), ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Authority.

       "LIABILITIES" of any specified Person or group of Persons means, without duplication of amounts, any and all debts, losses, liabilities, duties, claims (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action), Taxes, costs and expenses (including any attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, any Law, on account of any former employee, or any contract, commitment or undertaking (including any employee benefit plan or arrangement or employment agreement) of such Person or group of Persons.

       "LICENSE AGREEMENT" means the license agreement in the form of EXHIBIT 9.10.

       "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect valued in excess of $20,000,000 which is reasonably likely to occur on the business, results of operations, cash flows, value of the Assets or financial condition of the Company Group (taken as a whole) as existing and conducted on the date of this Agreement (in each case, after taking into account any insurance, indemnities, contributions and other rights of recovery from third parties which may be included in the Assets and payable in respect thereof), excluding any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any change in Law.

       "MATERIAL CONTRACT" shall mean (i) each of the Contracts described in
SCHEDULE 4.1(n) and SCHEDULE 9.11 and (ii) each of the Midcoast Agreement, the Sulphur River Agreement, the Williams/Transco Agreement and Hobart Ranch Plant Agreement and each contract entered into pursuant to the Midcoast Agreement, the Sulphur River Agreement, the Williams/Transco Agreement and Hobart Ranch Plant Agreement.

       "MEMBERSHIP INTERESTS" shall mean all of the limited liability company interests, including all membership interests and other equity interests, in Holdings LLC.

       "MIDCOAST AGREEMENT" means the Agreement and Plan of Merger dated as of March 15, 2001 by and among Parent, Marlin Acquisition Inc. and Midcoast Energy Resources, Inc.


                                  Appendix A-10

       "MIDCOAST ASSETS" shall mean the assets of Midcoast Energy Resources, Inc. and its subsidiaries as of the closing under the Midcoast Agreement.

       "MIDCOAST GOODWILL" shall mean the goodwill and going concern value, as such terms are defined for purposes of Section 197(d)(1) of the Code, that are associated with the Midcoast Assets.

       "MIDCOAST OWNERSHIP PERIOD" shall mean the period of time from May 11, 2001 up to the Closing Date.

       "MIDCOAST RELATED DEBT" shall mean (i) the EECI Midcoast Debt, (ii) the New Intercompany Debt, and (iii) all principal and accrued and unpaid interest owing as of the Closing under that certain (A) Demand Promissory Note from the Company to EECI dated March 8, 2002 (original amount advanced: $181,000,000.00), which note shall, as of the Closing Date, be owned by Enbridge (U.S.) Inc., (B) Promissory Note from the Company to Enbridge (U.S.) Inc. dated December 17, 2001 (original amount advanced: $40,000,000.00), (C) Promissory Note from the Company to Enbridge (U.S.) Inc. dated December 17, 2001 (original amount advanced:
$85,000,000.00), (D) Promissory Note from the Company to Enbridge (U.S.) Inc. dated December 17, 2001 (original amount advanced: $100,000,000.00), (E) Subordinated Promissory Note from Enbridge Pipelines (NE Texas L.L.C. to Enbridge Hungary Liquidity Management Limited Liability Company dated March 27, 2002 in the principal amount of $90,000,000.00, and (F) Subordinated Promissory Note from Midcoast Kansas General Partner, Inc. to Enbridge Hungary Liquidity Management Limited Liability Company dated September 5, 2001 in the principal amount of $90,000,000.00.

       "MLP" shall be as defined in the introductory paragraph to this Agreement.

       "MLP GROUP" means (i) MLP and (ii) each Entity in which MLP owns (directly or indirectly) any Capital Stock.

       "MLP INDEMNIFIED PERSONS" shall be as defined in Section 15.2.

       "MLP NOTICE" shall be as defined in Section 10.3.

       "MLP PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of MLP dated April 15, 1997, as amended.

       "NEW INTERCOMPANY DEBT" shall mean all principal and accrued and unpaid interest owing as of the Closing Date with respect to any additional debt incurred from and after the date of this Agreement up to Closing by a member of the Company Group that is owed to an Affiliate of EECI (other than a member of the Company Group).

       "NEW SERVICES AGREEMENT" shall be as defined in Section 9.11.

       "NORM" shall be as defined in Article 7.

       "OLP" means Enbridge Energy, Limited Partnership, a Delaware limited partnership.


                                  Appendix A-11

       "ORGANIC DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (ii) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

       "OWNERSHIP INTERESTS" shall be as defined in Section 2.1.

       "PARENT" means Enbridge Inc., a Canadian corporation.

       "PASS THROUGH ASSETS" means the Sulphur River Assets, the
Williams/Transco Assets and the Hobart Ranch Plant.

       "PENDING REGULATORY CASES" shall be as defined in Section 9.5.

       "PERMITTED ENCUMBRANCES" shall mean any of the following matters:

       (a) all agreements, leases, instruments, documents, liens, encumbrances, and other matters which are described in any Schedule or Exhibit to this Agreement;

       (b) any (i) inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to the conduct of the Company Group's businesses or the operation, repair, construction, improvement or maintenance of the Assets and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of the Company Group's businesses or the operation, repair, construction, improvement or maintenance of the Assets, in the case of each of (i) and (ii) securing amounts the payment of which is are not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any Action to foreclose or attach any Assets on account thereof properly stayed; provided, that, EECI shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of MLP under Article 10 or that are or will be taken into account in the Closing Date Balance Sheet;

       (c) any liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business with any Action to foreclose or attach the Assets on account thereof properly stayed; provided, that, EECI shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which have been established in accordance with GAAP and will be taken into account in the Closing Date Balance Sheet;

       (d) any liens or security interests created by Law or reserved in leases, rights-of-way or other real property interests for rental or for compliance with the terms of such leases, rights-of-way or other real property interests, provided payment of the Liability secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business with any Action to foreclose or attach the Assets on account thereof properly stayed; provided,


                                  Appendix A-12
that EECI shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which have been established in accordance with GAAP and will be taken into account in the Closing Date Balance Sheet;

       (e)    all Transfer Requirements;

       (f) any titles or rights asserted by any Person to (i) tidelands, or lands comprising the shores or beds of navigable or perennial rivers and steams, lakes, bays or other bodies of water, (ii) lands beyond the line of the harbor or bulkhead lines as established or changed by any Governmental Authority, (iii) filled-in lands or artificial islands, (iv) statutory water rights, including riparian rights, and (v) the area extending from the line of mean low tide of any body of water to the line of vegetation, or the rights of access to that area or any easement along or across that area;

       (g) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Assets or on which any of the Assets are located;

       (h) with the exception of liens or charges, all leases, restrictive covenants, encumbrances, contracts, agreements, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting any Asset that, individually or in the aggregate, could not interfere materially with the operation, value or use of such Asset or any other Assets in the Company Group's businesses;

       (i) any defect that has been cured by the applicable statutes of limitations or statutes for prescription;

       (j) any defect affecting (or the termination or expiration of) any easement, right-of-way, leasehold interest, license or other real property interest which has been replaced by an easement, right-of-way, leasehold interest, license or other real property interest covering substantially the same rights to use the land or the portion thereof used by any member of the Company Group in connection with its businesses;

       (k) rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets or any of the Company Group's businesses and all Laws of such authorities, including any building or zoning ordinances and all Environmental Laws;

       (l) any agreement, contract, lease, instrument, lien, encumbrance, permit, amendment, extension or other matter entered into by EECI or any member of the Company Group in accordance with the terms of this Agreement or in compliance with the approvals or directives of MLP made pursuant to this Agreement;

       (m) transportation, shipment, storage, treatment, processing, sale purchase, handling or other similar agreements relating to the Pipeline Systems; and

       (n) a defect (other than on account of a mortgage, lien or security interest) which does not result in a diminution in present value of any Pipeline System of more than $10,000;


                                  Appendix A-13
provided that the aggregate diminution in present value attributable to defects under this clause (n) shall not exceed $1,000,000. For purposes of this clause
(n), a group of related defects shall constitute a single defect.

       "PERSON" shall mean any Governmental Authority or any natural person, Entity, estate, trust, union or employee organization or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

       "PIPELINE SYSTEMS" shall mean the natural gas and crude oil pipelines and gathering systems owned by the Company and/or the Company Subsidiaries and being comprised of the systems described in SCHEDULE 1.1A.

       "PIPELINE SYSTEM INTERESTS" shall mean the easements, rights-of-way, surface leases, fee parcels and licenses that are necessary or required for the ownership or operation of the Pipeline Systems.

       "POST-CLOSING CONSENTS" shall mean (i) any consent, approval or permit of, or filing with or notice to, any Governmental Authority, railroad company or public utility which has issued or granted any permit, license, right-of-way, lease or other authorizations permitting any part of the Pipeline Systems to cross or be placed on land owned or controlled by such Governmental Authority, railroad company or public utility and (ii) any consent, approval or permit of, or filing with or notice to, any third party that is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

       "PRE-CLOSING PERIOD" shall have the meaning set forth in Section 10.2(a).

       "PREFERENCE RIGHT" shall mean any right or agreement that enables or may enable any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with the sale, assignment, encumbrance or other transfer (or the proposed sale, assignment, encumbrance or other transfer) of any Asset or any interest therein or portion thereof or any change in control of the owner of such Asset.

       "PROCEEDING NOTICE" shall have the meaning set forth in Section 10.3.

       "PRO FORMA CLOSING DATE BALANCE SHEET" shall mean the pro forma Closing Date Balance Sheet attached hereto as Exhibit 3.3, which has been prepared on a basis consistent with the Recent Date Balance Sheet, except as described in
Section 3.3(f), and except that the amount of the working capital shall be zero.

       "PRO FORMA MARCH 2002 BALANCE SHEET" shall be as defined in Section
4.1(g).

       "PWC" shall be as defined in Section 3.3(a).

       "RECENT DATE BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company, the Company Subsidiaries, the Excluded Assets and the Liabilities of the Excluded Subsidiaries as of March 31, 2002.


                                  Appendix A-14

       "REORGANIZATION AGREEMENT" shall mean the Reorganization Agreement to be executed by EECI, MLP, Enbridge Energy, Limited Partnership and Enbridge Pipelines (Lakehead) L.L.C., which will provide for, among other things, the reorganization of the equity ownership structure of Enbridge Energy, Limited Partnership.

       "REPORT TIME" shall mean March 31, 2002.

       "RESTRUCTURING ACTIONS" shall be as defined in Section 6.1(b).

       "SPECIAL COMMITTEE" shall mean the committee of the Board of Directors of EECI, comprised of the two independent directors of such Board, which was created by resolution of the Board on January 4, 2001 and reaffirmed on March 21, 2002.

       "SPECIFIED OWNERSHIP PERIOD" shall mean, with respect to the Sulphur River Assets, the period of time from March 1, 2002 up to the Closing Date, and, with respect to the Transco Williams Assets, the period of time from January 2, 2002 up to the Closing Date.

       "SULPHUR RIVER AGREEMENT" means the Purchase and Sale Agreement made the 13th day of January, 2002, by and between Sulphur River Seller and EECI.

       "SULPHUR RIVER ASSETS" shall mean those assets acquired by Enbridge Pipelines (NE Texas) L.L.C., Enbridge Pipelines (NE Texas Liquids) L.L.C. and Enbridge Gathering (Texarkana) L.L.C., pursuant to that certain Purchase and Sale Agreement dated January 13, 2002, among Sulphur River Gathering LP., SR Arkansas Gathering LP., SR Crude Gathering LP., SR Liquids Pipeline, LP., Sulphur River Resources, L.C., and EECI.

       "SULPHUR RIVER SELLER" means collectively Sulphur River Resources, L.C., a Texas limited liability company, and each of the following Texas limited partnerships: Sulphur River Gathering LP, SR Arkansas Gathering LP, SR Crude Gathering LP and SR Liquids Pipeline LP.

       "TARGET CAPITALIZATION" shall mean the combined Capitalization of the Company Group set forth in the Pro Forma Closing Date Balance Sheet.

       "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, back-up withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, together with all interest, fines, penalties and additions thereto.

       "TAX RETURN" shall mean any return, information return or statement or report required by Law to be filed with respect to Taxes.

       "TOTAL CONSIDERATION" shall be as defined in Section 3.1.

       "TRANSACTION DOCUMENTS" shall mean this Agreement, the License Agreement, the Assignment of Membership Interest, the Assignment of Partnership Interest, the Assumption Agreement, the New Services Agreement and all other agreements, instruments, certificates and


                                  Appendix A-15
documents which are required by the terms of this Agreement to be executed and/or delivered by MLP or the Company to EECI, or by EECI to MLP or the Company, at Closing.

       "TRANSFER REQUIREMENT" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein.

       "UNAUDITED INTERIM FINANCIALS" shall mean the unaudited consolidated income statement of the Company and the Company Subsidiaries for the three month period ended March 31, 2002, together with the unaudited consolidated cash flow statement for such period and the Recent Date Balance Sheet, which statements include the Excluded Assets and Liabilities of the Excluded Subsidiaries.

       "WILLIAMS/TRANSCO AGREEMENTS" shall mean the agreements referenced in the definition of "Williams/Transco Assets".

       "WILLIAMS/TRANSCO ASSETS" shall mean those assets acquired by Enbridge Pipelines (Texas Gathering) Inc. pursuant to that certain (i) Asset Purchase and Sale Agreement dated October 10, 2001, between WFS Gathering Company, L.L.C. and Enbridge Pipelines (Texas Gathering) Inc. (Tilden Plant and Gathering System) and (ii) Asset Purchase and Sale Agreement dated October 10, 2001 between WFS-Liquids Company and Enbridge Pipelines (Texas Gathering) Inc. (Bee County Gas Plant).


                                  Appendix A-16